                                                                   Exhibit 10.29


                                      INDEX
                               ARTICLE - NUMERICAL
                               -------------------

ARTICLE               SUBJECT                                               PAGE
-------               -------                                               ----
I                     Recognition                                             5
II                    Equal Opportunity                                       5
III                   Union Security and Checkoff                             5
IV                    Union Responsibility Clause                             8
V                     Grievance Procedure                                     8
VI                    Arbitration                                            10
VII                   Strikes and Lockouts                                   11
VIII                  Discharge Cases and Suspensions                        11
IX                    Hours of Work                                          12
X                     Reporting Pay                                          14
XI                    Call-In Pay                                            14
XII                   Holiday Pay                                            15
XIII                  Vacations                                              16
XIV                   Military Service                                       19
XV                    Bereavement Pay                                        19
XVI                   Overtime Dinners                                       20
XVII                  Incentive Program                                      20
XVIII                 Insurance Benefits                                     26
XIX                   Pension Plan                                           30
XX                    Seniority                                              30
XXI                   Bulletin Board                                         43
XXII                  Safety and Health                                      44
XXIII                 Supervisory Clause                                     46
XXIV                  Leave of Absence                                       46
XXV                   Management                                             47
XXVI                  Overtime Distribution                                  47
XXVII                 Jury Duty                                              55
XXVIII                Validity                                               55
XXIX                  Scope of Agreement                                     55
XXX                   Term of Contract                                       56
Ex. 1A                Labor Grade Schedule
                      Non-Incentive Rates                                    58
Ex. 1B                Labor Grade Schedule
                      Incentive Rates                                        65
Ex. 2                 Apprentice Rates                                       69
Ex. 3                 Job Classification Groups                              70

                                      INDEX
                             ARTICLE - ALPHABETICAL
                             ----------------------


ARTICLE               SUBJECT                                              PAGE
-------               -------                                              ----
Ex. 2                 Apprentice Rates                                      69
VI                    Arbitration                                           10
XV                    Bereavement Pay                                       19
XXI                   Bulletin Board                                        43
XI                    Call-In Pay                                           14
VIII                  Discharge Cases and Suspensions                       11
II                    Equal Opportunity                                      5
V                     Grievance Procedure                                    8
XII                   Holiday Pay                                           15
IX                    Hours of Work                                         12
XVII                  Incentive Program                                     20
XVIII                 Insurance Benefits                                    26
Ex. 3                 Job Classification Groups                             70
XXVII                 Jury Duty                                             55
Ex. 1A                Labor Grade Schedule
                      Non-Incentive Rates                                   58
Ex. 1B                Labor Grade Schedule
                      Incentive Rates                                       65
XXIV                  Leave of Absence                                      46
XXV                   Management                                            47
XIV                   Military Service                                      19
XVI                   Overtime Dinners                                      20
XXVI                  Overtime Distribution                                 47
XIX                   Pension Plan                                          30
I                     Recognition                                            5
X                     Reporting Pay                                         14
XXII                  Safety and Health                                     44
XXIX                  Scope of Agreement                                    55
XX                    Seniority                                             30
VII                   Strikes and Lockouts                                  11
XXIII                 Supervisory Clause                                    46
XXX                   Successor Clause                                      56
XXX                   Term of Contract                                      56
IV                    Union Responsibility Clause                            8
III                   Union Security and Checkoff                            5
XIII                  Vacations                                             16
XXVIII                Validity                                              55

                                      INDEX
                              TOPIC - ALPHABETICAL
                              --------------------

TOPIC                                                                      PAGE
-----                                                                      ----
Apprentice Rates                                                            69
Arbitration                                                                 10
         Processing                                                         10
         Pay                                                                10
Assignments                                                                 32
Bank Vacation Days                                                          18
Bereavement Pay                                                             19
Bulletin Board                                                              43
Bumping Procedure                                                           36
Call-In                                                                     14
Checkoff                                                                     5
Compensable Injury Pay                                                      46
Discharges                                                                  11
Equal Opportunity                                                            5
Farmout                                                                     39
Glasses - Reimbursement                                                     46
Grievance Procedure                                                          8
Health                                                                      44
Holiday Pay                                                                 15
Hours of Work                                                               12
House Memo                                                                  48
Imminent Danger                                                             44
Incentive                                                                   20
Insurance Benefits                                                          26
Job Bidding                                                                 37
Job Classification Groups                                                   70
Jury Duty                                                                   55
Layoffs                                                                     36
Leave of Absence                                                            46
Lockouts                                                                    11
Maintenance Relief Man                                                      41
Management                                                                  47
Medical Program                                                             45
Military Service                                                            19
Overtime Dinners  (Meal Tickets)                                            20
Overtime Distribution                                                       47
         Charges                                                            50
         Deviations                                                         50
Paredowns                                                                   35
Pension Plan                                                                30

                                      INDEX
                          TOPIC - ALPHABETICAL (CONT.)
                          ----------------------------

TOPIC                                                                      PAGE
-----                                                                      ----
Preamble                                                                     5
Progression - Regression                                                    34
Promotional Procedure                                                       37
Qualified                                                                   37
         Bidding                                                            37
         Bumping                                                            36
         Overtime                                                           47
Rates of Pay
         Incentive                                                          65
         Non-Incentive                                                      58
Recall                                                                      37
Recognition                                                                  5
Relief Operators                                                            41
Reporting Pay                                                               14
Safety                                                                      44
Scope of Agreement                                                          55
Seniority                                                                   30
         Rank                                                               31
         Termination of                                                     39
         Union Officers                                                     38
Shift Change                                                                12
Shift - Continuous                                                          12
Shift Differential                                                          14
Shoes - Reimbursement                                                       46
Strikes                                                                     11
Summer Employees                                                             7
Supervisory Clause                                                          46
Suspensions                                                                 11
Temporary Transfers                                                         38
Term of Contract                                                            56
Transfers                                                                   38
Toxic Materials                                                             45
Union Responsibilities                                                       8
Vacations                                                                   16
         Bank Days                                                          18
         Retirees                                                           17
Validity                                                                    55

                                    PREAMBLE

This Agreement is entered into this 28th day of May, 1998, between The Carbide/Graphite Group Inc., with respect to that portion of its manufacturing facilities located in Niagara Falls, New York (hereinafter referred to as the "Company") and its Local Union 8-23516 (hereinafter referred to jointly as the "Union").

                                    ARTICLE I
                                   RECOGNITION

SECTION 1.01 In accordance with the certification of the National Labor Relations Board in Case No. 3-RC-2628 and in Case No 3-RC-5150, the Company recognizes the Union as the exclusive bargaining agent for the following bargaining unit:

          All hourly paid production and maintenance employees, including factory clerks, research maintenance mechanics, research janitors, but excluding bricklayers, guards, office clerical employees, laboratory employees, professional employees, all other employees and all other supervisors, as defined in the National Labor Relations Act.

          The Agreement shall apply to and only to employees of the Company at Niagara Falls, New York.

                                   ARTICLE II
                                EQUAL OPPORTUNITY

SECTION 2.01 The Company and the Union agree that this agreement including wages, shall be applied equally to all employees without regard to race, creed, color, sex, age, national origin, religion, veteran status and disability status. Any word used in the masculine gender applies also to the feminine gender.

                                   ARTICLE III
                           UNION SECURITY AND CHECKOFF

SECTION 3.01 As a condition of employment, all employees covered by this Agreement shall, sixty (60) calendar days after the date of hiring, become members of the Union and remain members in good standing in the Union during the term of this Agreement by tendering the periodic dues and initiation fees uniformly required as a condition of acquiring and retaining membership.

SECTION 3.02 All employees eligible to join the bargaining unit may at the time of their employment, but in any event will, after thirty-one days (31) calendar days, sign an application for membership into the Union. Such application shall not become effective until the expiration of sixty (60) calendar days from the employee's original employment date.

SECTION 3.03 The foregoing provisions are not effective unless the Union complies with mandatory governmental regulations covering Union security.

SECTION 3.04 Any employee who signs a card authorizing the Company to deduct his or her Union dues and initiation fee from his or her wages shall, upon receipt of such notice by the Company, have such Union dues and initiation fee deducted from his or her wages by the Company on the first payroll period in each month. Such sums shall be paid monthly by the Company to the Financial Secretary of the Union.

SECTION 3.05 It is the intent of the parties hereto that the wording of the union security provision and the checkoff provision comply with applicable mandatory governmental regulations governing same. If either provision or both provisions are found to be incorrect, the Company and the Union will immediately make any necessary changes to comply with the applicable governmental regulations.

SECTION 3.06 The Union further agrees not to, in any way, discriminate against any employee who fails to request deduction of his Union dues through payroll procedures.

SECTION 3.07 The authorization for dues deduction shall be in the following form:

I, the undersigned hereby request and authorize The Carbide/Graphite Group, Inc. of Niagara Falls, New York, to deduct from my wages the initiation fee and Union dues in accordance with the Conditions and By-Laws of the Oil, Chemical and Atomic Workers International Union and its Local 8-23516.

This assignment shall remain in effect and shall be irrevocable unless I am transferred to a position not in the bargaining unit or revoke it by sending written notice to the Company and the Financial Secretary of the Union, by registered mail, during a period of no less than ten (10) days and not more than fifteen (15) days immediately preceding any yearly period subsequent to the date of this assignment or immediately preceding the date of the termination of the collective bargaining Agreement between the Company and the Union, whichever occurs sooner, and shall be automatically renewed as an irrevocable checkoff from year to year unless duly revoked as hereinbefore provided.

Witness           ______________________________________________________________
Init. Rein. Date  ______________________________________________________________
Signature         ______________________________________________________________
Hiring Date       ______________________________________________________________
Clock No.         ______________________________________________________________

SECTION 3.08 The Union shall indemnify and hold Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company in reliance upon documents or cards or other information furnished to the Company by the Union in complying with any of the provisions of this Article.

SECTION 3.09 Summer employees as a condition of employment shall, upon accumulation of sixty (60) calendar days after the date of hiring, become members of the Union and remain members in good standing during the remainder of their temporary employment. Such employees may be terminated by the Company at any time during such temporary employment and are not guaranteed reemployment.

Neither shall such employees have seniority rights over any permanent employee. Such summer employees shall acknowledge in writing, within thirty (30) days of their employment, their understanding of this Section 3.09 and its applicability to them. These temporary employees will be hired as General Laborers, but will receive the rate of the job classification in accordance with Exhibit 1A to which assigned.

                                   ARTICLE IV
                           UNION RESPONSIBILITY CLAUSE

SECTION 4.01 The Union recognizes that a fair wage rate can be maintained only by producing a fair day's work. The Union and its members will cooperate in achieving such a level of productivity, consistent with the health and welfare of its employees. Both parties recognize that in order to achieve these objectives, there should be maintained an attitude of mutual respect, fairness and sincerity.

SECTION 4.02 The Union agrees that this contract is binding on each and every member of the Union, its officers and individual members and accepts full responsibility for carrying out all of the provisions of the contract.

                                    ARTICLE V
                               GRIEVANCE PROCEDURE

SECTION 5.01 Definition of a Grievance. The "grievance" as used in this Agreement shall mean any alleged violation of the terms, conditions or provisions of this Agreement.

SECTION 5.02 Grievance Procedure. In an effort to resolve any such dispute, the Company and Union shall adhere to the following successive steps:

1. The grievance must be taken up within thirty (30) days of occurrence by the employee(s) involved with the Supervisor of the department in which the employee(s) is working. The Department Steward, or, in his absence, the Chief Steward may represent the employee(s). If neither the Department Steward nor Chief Steward are available, any Officer of the Union Grievance Committee may represent the employee(s). Every effort shall be made by the Union and Company to resolve disputes in the first step meeting. If a settlement is not reached within two (2) working days of presenting the grievance, the matter may be referred to Step 2.

         In the event that a settlement is reached at the first step, a memorandum of settlement will be signed and copies forwarded to the Chief Steward and the designated Management Representative.

2. The grievant, the Steward involved, the Chief Steward, the Supervisor involved, the Department Head, if involved, and the designated Management representative will meet for discussion. This meeting shall take place within two

         (2) working days. At this meeting the grievance shall be reduced to writing and the Chief Steward will be permitted the assistance of one duly authorized Union Officer. The written grievance shall set forth the Article(s) and Section(s) alleged to have been violated. The Company and the Union spokesmen at this Step 2 meeting may mutually agree to excuse certain participants from such meeting.

         If the grievance is not settled within five (5) working days, it shall be referred to:

3. The Grievance Committee and the Representative of the Oil, Chemical and Atomic Workers International Union, who shall meet with the Management Committee, within five (5) working days after the grievance has been referred for the purpose of resolving the grievance. The Grievance Committee meeting at this step of the Grievance Procedure shall consist of not more than six (6) employees of the plant. Either party shall be permitted to call such involved employees as may be necessary to properly present all facts in the dispute.

         The Company will give its answer within five (5) working days following the meeting.

SECTION 5.03 If the decision of Management at this meeting is not satisfactory, the Union may appeal this decision in writing, by requesting arbitration within seven (7) calendar days of such decision. Should the Union fail to make such an appeal, the matter shall be considered closed.

SECTION 5.04 Upon the expiration of the seven (7) calendar days set forth in
Section 5.03 above, the Union shall within ten (10) calendar days thereafter make a request by written notice to the Director of the Federal Mediation and Conciliation Service in accordance with Section 6.01. Should the Union fail to make such request, the matter shall be considered closed.

SECTION 5.05 The Company and Union may at any time by mutual agreement refer a grievance directly to arbitration in accordance with Article VI.

SECTION 5.06 The time limit in the steps of the Grievance Procedure set forth may be extended by mutual consent in writing.

SECTION 5.07 In the processing of a grievance. If needed by the Department Steward, the Chief Steward shall have the authority to investigate and assist in the processing of a grievance. If the need arises, the Chief Steward will be permitted the assistance of one duly authorized Union Officer selected by the Union to aid and assist him.

SECTION 5.08 Adjustments on grievances within the first fifteen (15) days from the date of the occurrence will be retroactive if warranted to date of occurrence. Adjustments on grievances filed from the sixteenth (16th) to the thirtieth (30th) days will be retroactive, if warranted, to the date of filing.

                                   ARTICLE VI
                                   ARBITRATION

SECTION 6.01 Any grievance which remains unsettled after exhausting the procedure under Article V may be submitted to arbitration upon the written request of the Union, provided such request is made within seven (7) days of the Company's final decision given under Section 5.02 The Company will type the appropriate Federal Mediation and Conciliation form requesting a panel of arbitrators from a list maintained by said service. The request will be signed by the Chief Steward and forwarded by him to the Mediation Service.

SECTION 6.01A Prior to requesting a panel from the Federal Mediation and Conciliation Service, the parties shall within not more than ten (10) days attempt to mutually agree upon an arbitrator from the Federal Mediation Conciliation Service panels or from any other sources.

SECTION 6.02 A panel of arbitrators will be requested from the Director of the Federal Mediation and Conciliation Service by the party seeking arbitration. In the event that the parties hereto fail to agree on an arbitrator after exhausting three (3) panels, then the parties will request the Federal Mediation and Conciliation Service Director to appoint an arbitrator.

SECTION 6.03 Cases involving suspension or discharge may be scheduled for arbitration by mutual agreement before grievances previously filed. The request to schedule grievances for arbitration in this manner shall be made in writing.

SECTION 6.04 The Company and the Union shall attempt to mutually agree in writing as to the statement of the issue to be arbitrated and the arbitrator shall confine his decision to the particular matter thus specified. In the event of a failure of the parties to agree on a statement of the issue to be submitted, each party shall provide the arbitrator a written statement of the issue. From the two statements, the arbitrator will select the statement of issue which most clearly sets forth the issue between the parties.
The issue statements will reference the written grievance.

SECTION 6.05 The arbitrator's decision and award shall be made in writing within thirty (30) days after the close of the hearing unless the parties mutually agree in writing to extend such time period.

SECTION 6.06 The award of an arbitrator shall be final and binding upon all parties to this Agreement, provided, however, that the arbitrator shall have no authority or jurisdiction to add to, detract from or in any way alter the provisions of this Agreement.

SECTION 6.07 The Company and the Union shall bear equally the fee and expense of the arbitration.

SECTION 6.08 Unless there is written mutual agreement between the parties that more than one grievance may be heard by an arbitrator, an arbitrator will be restricted to ruling on only one grievance.

SECTION 6.09 The Company will provide compensation for the Union Representatives who participate in an arbitration for the time lost from work. Such compensation will be limited to three (3) members of the Union Committee plus the grievant and the Steward.

                                   ARTICLE VII
                              STRIKES AND LOCKOUTS

SECTION 7.01 The Union will not cause or officially sanction its members to cease or take part in any strikes (including sitdowns, stay-ins, slowdowns or any other stoppages of work) and will cooperate with the Company in every way possible to prevent any such stoppages of work and to terminate such stoppages that may occur as soon as possible. In the event of any strikes or willful interferences with regular production by any employee, the Company has the right at its option to discipline or discharge one or more of the employees taking part in or responsible for such action, without limitations by any provision of this Agreement; except in the event the Union believes any employee has been unjustly disciplined or discharged under the terms of this Section, the Union shall have the right to appeal through the Grievance Procedure set forth within this Agreement.

                                  ARTICLE VIII
                         DISCHARGE CASES AND SUSPENSIONS

SECTION 8.01 The Department Steward or the Chief Steward or, in his absence, any member of the Union Committee will be notified as promptly as possible of discharges affecting employees in the collective bargaining unit.

SECTION 8.02 In the event an employee is discharged or suspended from his employment and believes he has been unjustly dealt with, such discharge or suspension shall constitute a case arising under the method of adjusting grievances. The Union may, however institute such cases in the second step of the Grievance Procedure. The Company may, nevertheless place the discharge or suspension in effect and discontinue the services of the employee pending settlement of the matter. Such cases of discharge or suspension must be submitted on appropriate grievance forms by the employee or his department steward or, in the absence of the steward, by a member of the Union Committee to the Human Resources Department within three (3) working days from the date of discharge or suspension; otherwise there shall be no recourse.

SECTION 8.03 All grieved cases of discharge or suspension shall be taken up within twenty-four (24) hours (excluding Saturday, Sunday and holidays) from receipt of the grievance. If an employee is reinstated, he may or may not be compensated, wholly or partly, as mutually agreed upon between the Company and the Union or, in the case of arbitration, as directed by the arbitrator.

SECTION 8.04 The Company shall have the right to make reasonable rules and regulations governing the conduct of employees within the plant. Existing rules shall be reduced to writing and, when the Company institutes a new rule or changes an existing rule, it will advise the Union Committee and post said rule or rules. In the event that the Union believes any of the rules to be unreasonable, they shall have the right to resort to the Grievance Procedure.

SECTION 8.05 It is further agreed that the Company will remove as of the anniversary dates of the agreement from the employee records all violations of Company Rules, other than absenteeism notices, of more than one year's standing. This is to apply to those records one year old as of the above dates.

                                   ARTICLE IX
                                  HOURS OF WORK

SECTION 9.01A All hours of work performed in excess of eight (8) hours in one workday, or when such hours cut across two (2) work days and are not part of an employees regularly scheduled hours, or in excess of forty (40) hours in one workweek, shall be paid at time and one-half the employee's regular rate of pay. Employees will be paid one and one-half times the regular rate for work performed on Sunday. No employee shall be paid both daily and weekly overtime for the same hours so worked. It is also further understood that there will not be pyramiding of premium pay in any manner.

SECTION 9.01B All work performed on Saturday (excluding continuous shift employees) will be paid at a rate of one and one-half times the regular rate of pay, provided the employee has not been absent during his regularly scheduled workweek or unless such absence has been excused by Management.

It is understood that Management shall not be obligated to assign Saturday work to any employee who has been absent during his regularly scheduled workweek unless he is low man on overtime and has been excused from work.

SECTION 9.01C Continuous shift employees who are required to work on their regularly scheduled days off will be paid time and one-half for all hours worked on such days provided they are not absent on any day in their regularly scheduled week unless such absence has been excused.

SECTION 9.02 The normal workweek shall be forty (40) hours per week, divided into five (5) eight (8) hour days during the first five (5) days of the work week, Monday to Friday inclusive, except for continuous shift operations.

SECTION 9.03 DAY SHIFT. Employees working the day shift will commence work at 8:00 a.m. and complete their tour of duty at 4:30 p.m. Employees on this shift will be permitted a one-half hour lunch period without pay.

SECTION 9.04 SHIFT WORKERS. Employees designated as shift workers will commence work in accordance with the following schedule: First Shift - 12:00 midnight to 8:00 a.m.; Second Shift - 8:00 a.m to 4:00 p.m.; Third Shift - 4:00 p.m. to midnight. Shift workers will be provided an opportunity to eat lunch (maximum 20 minutes) without loss of pay.

SECTION 9.05 CONTINUOUS SHIFT WORKERS. Employees assigned to continuous operation shall work according to a work schedule which will provide:

1. A normal workweek forty (40) hours or forty-eight (48) hour workweek occurring once in every four (4) week period.

2.       A long weekend once every four (4) weeks.

3. No employee will be required to work more than thirteen (13) consecutive days in a two (2) week period.

4.       Scheduled days off shall be consecutive within the workweek.

5. Deviations from the continuous shift schedules are permitted in the event unusual illness or absenteeism interferes with the normal operation of the schedule.

6. Continuous shift workers will be permitted to take lunch (a maximum of 20 minutes) without loss of pay.

SECTION 9.06 Whenever it is necessary to schedule shift work within a department which normally operates on a day shift basis, or day shift work within a department which normally operates on shift work, selection of personnel for the shift work or day shift work will be made on the following basis:

1.       The most senior qualified employees who volunteer.

2. If the shift cannot be filled by volunteers, then the junior qualified employees within the department shall be scheduled for the shift work.

         When an employee volunteers and is accepted for a shift assignment and the schedule has been arranged, there will be no changes made until a bona fide opening exists and he bids successfully for it.

SECTION 9.07 Janitorial Service. Employees performing janitorial service will be assigned work schedules consistent with the need.

SECTION 9.08 Whenever an employee trades or changes a shift (exception: scheduled change of shift) or fills in as a vacation replacement, the following procedure will apply:

1. When two employees, with the consent of their supervisor, trade shifts, each employee will assume the seniority of the other employee for that particular shift.

2. When an employee requests from his supervisor that he be permitted to come in and work a shift other than the one he was regularly scheduled for and the supervisor gives such permission, the employee involved will be treated as having the lowest seniority on that shift.

3. When an employee is assigned by his supervisor to fill in for another employee who is on vacation, the replacement will assume the schedule of the employee he is replacing.

4. No employee shall receive daily overtime in any workday for a regular shift, resulting from a shift change for the employee's convenience, even though the shifts are consecutive. This application is for a (1) one day shift change.

SECTION 9.09 When an employee who is normally considered a shift worker or continuous shift worker is permanently moved to a steady day job, the employee thus transferred will be transferred in such a manner that the first calendar week he is assigned as a day shift worker he will be treated as a shift worker.

SECTION 9.10 Washup. A maximum of ten (1O) minutes for washup may be permitted at the end of a complete shift, but shall not be used to interrupt the completion of a job or operation.

SECTION 9.11A Maintenance and Production workers including employees as defined in Article I, Section 1.01, who are shift workers and employed on the first and third shifts, shall receive 30 cents per hour for work performed on the first shift and 25 cents per hour for work performed on the third shift, in addition to their regular hourly rate.

SECTION 9.11B Employees engaged in continuous operations shall receive 40 cents per hour for work performed on the first shift, 25 cents per hour for work performed on the second shift, and 35 cents per hour for work performed on the third shift, in addition to their regular hourly rate, while working on continuous shift.


SECTION 9.11C The workweek shall begin with the first shift starting Monday at 12:01 a.m. The workday shall begin with the 12:01 a.m. shift starting on that day.

                                    ARTICLE X
                                  REPORTING PAY

SECTION 10.01 An employee who reports to work as scheduled and has not been told by the Company during the previous day not to so report, shall receive not less than four (4) hours of any available work and pay therefor, or not less than four (4) hours pay, at the discretion of the Company. This provision shall not apply should work be suspended due to conditions beyond the Company's control.

                                   ARTICLE XI
                                   CALL-IN PAY

SECTION 11.01 An employee who is contacted to return to work with less than four
(4) hours notice shall be given double time pay for all hours worked up to the beginning of the employee's regular shift with a minimum of four (4) hours pay at double time, regardless of the number of hours worked less than four (4) hours. After the employee has worked eight (8) consecutive hours, the employee shall be paid at time and one-half the employee's regular rate of pay.

                                   ARTICLE XII
                                   HOLIDAY PAY

SECTION 12.01 Employees shall receive eight (8) hours pay based upon their average earnings over the two (2) week period worked preceding the holiday and is to be based on a straight forty (40) hour week and is not to include overtime payment and shift differential payment to compensate for time lost for the following holidays when not worked, providing the employee works the scheduled workday preceding and the scheduled workday following such holiday unless the employee has Company permission in writing to be absent:

             Day Before Christmas              Memorial Day
             Christmas Day                     4th of July
             Day Before New Years              Labor Day
             New Year's Day                    Thanksgiving Day
             Washington's Birthday             Day After Thanksgiving
             Good Friday

In addition, a floating holiday will be observed each contract year. The administration of the floating holiday will be handled in the same manner as if it was a bank day.

SECTION 12.02 When any of the aforementioned holidays shall fall on a Saturday, the day preceding the holiday, Friday, shall be recognized as the holiday. When they fall on a Sunday, the day following the holiday, Monday, shall be recognized as the holiday. If employees are required to work on any of the aforementioned holidays, they shall receive eight (8) hours pay for the holiday plus time and one-half for the hours worked on the holiday.

SECTION 12.03 Whenever such a holiday shall fall in an employee's scheduled workweek and the employee would have been scheduled to work the holiday, such holiday will be figured as eight (8) hours worked toward computing the forty
(40) hour workweek.

SECTION 12.04 Whenever one of the aforementioned holidays falls on a scheduled day off of a continuous shift worker, the continuous shift worker thus scheduled off will receive eight (8) hours pay as computed in the same manner as outlined in Section 12.01.

SECTION 12.05 When such a call-in occurs as outlined under Article XI on a holiday, the four (4) hours call-in pay will be figured at double time the employee's regular rate. SECTION 12.06 The Company agrees to post a notice three
(3) days prior to a holiday stating that departments would be required to work on the holiday.

SECTION 12.07 If an employee has been told to report for work on a holiday and fails to do so, he shall receive neither pay nor credit for that day unless excused by the Company.

SECTION 12.08 If a department or shift is not scheduled to work and conditions arise which make it necessary for work to be performed in the department or shift, every effort will be made to perform said work by volunteers, in accordance with seniority, starting with the senior employee normally performing the work on the shift. The application of seniority in this case shall apply to steady day workers who would otherwise be scheduled to work that shift.

SECTION 12.09 In the event it is found, after posting a notice, that a department or shift is not scheduled to work a holiday and conditions arise which require work in that department or on a specific shift and senior employees have been excused, then employees with the least seniority on the shift will be required to perform the necessary work.

SECTION 12.10 Whenever such a holiday shall fall in any employee's vacation period, he shall receive eight (8) hours pay in the same manner as computed under Section 12.01.

                                  ARTICLE XIII
                                    VACATIONS

SECTION 13.01 An employee, who having completed one (1) year of continuous service as of his anniversary of hire, will be eligible to receive one (1) week's vacation with pay. However, subsequent earned one (1) week's vacation may be taken from January 1 to December 31 thereafter.

SECTION 13.02 Any employee, who having completed two (2) years of continuous service as of his anniversary of hire, will be eligible to receive two (2) weeks' vacation with pay. If a person for the first time would be eligible for a two (2) weeks' vacation in any one (1) calendar year, he may be permitted by the Company to take the first of these two (2) weeks after January 1 of that year and to take the second week after he has been in the Company's employ for two
(2) years of his anniversary of hire. Subsequent earned two (2) weeks' vacation may be taken from January 1 to December 31.

SECTION 13.03 Any employee, who having completed the required number of years of continuous service as of his anniversary of hire, will be eligible and receive vacation with pay according to the following schedule:

Five (5) to Nine (9) Years ......................................Three (3) Weeks
Ten (10) to Seventeen (17) Years .................................Four (4) Weeks
Eighteen (18) to Twenty-Nine (29) Years ..........................Five (5) Weeks
Thirty (30) Years .................................................Six (6) Weeks

SECTION 13.04 When an employee for the first time would be eligible for an additional week's vacation in any one (1) calendar year, he may be permitted by the Company to take his previously earned vacation in accordance with the above schedule after January 1 of that year and the additional week's vacation may be taken after the employee has been in the Company's employ for the required length of service, as of his anniversary of hire, thereafter subsequent earned vacation may be taken between January 1 and December 31.

SECTION 13.05  Vacation period to run from January 1 to December 31.

SECTION 13.06 Vacations shall not be postponed, carried over or accumulated from year to year; however, upon request, Management will permit employees with fifteen (15) years of continuous service to defer one (1) week of their vacation to the following year providing it does not interfere with the granting of other vacations and the efficiency of plant operations. In the event more than one such employee requests the same vacation period and only one can be spared, seniority will apply.

SECTION 13.07 Vacations will, as far as possible, be granted for the period preferred by the employee in accordance with seniority, but the final decision as to the allotment of vacation periods is reserved exclusively by the Company in order to insure the proper operation of the plant. Every eligible employee will be notified of his vacation allowance and period at least one (1) week in advance, but the Company reserves the right to make changes in vacation periods when such action by reason of emergency or the occurrence of an unexpected event makes it necessary.

SECTION 13.08 Vacation pay of each employee shall be forty (40) hours and shall be based upon his average hourly rate of the first four (4) of the five (5) payroll weeks worked immediately preceding the scheduled vacation period.

SECTION 13.09 If, in the opinion of the Management, the granting of vacations would interfere with the attainment of maximum production, the Company shall have the right to require any eligible employee to continue to work and receive his vacation pay as provided above in lieu of actual vacation from work. Both parties agree, however, that so far as possible eligible employees shall receive the benefits of an actual vacation from work.

SECTION 13.10 PRORATA VACATION. Any employee entitled to a vacation under this contract, who leaves the employ of the Company during the years that this contract is in force and before he has reached his vacation, will receive earned vacation pay. However, an employee who retires under a Company Pension Plan will be granted prorata vacation pay for the year in which he retires based on one-twelfth (1/12th) of the vacation entitlement in that year for each full month worked after January.

SECTION 13.11 BANK VACATION DAYS. Employees with one (1) year of Company service or more, on the first day of the calendar year, may select to take one (1) week of their annual vacation one (1) day at a time, or employees with two (2) years of Company service or more may select to take two (2) weeks of their annual vacation one (1) day at a time, or employees with five (5) years of Company service or more may select to take three (3) weeks of their annual vacation one
(1) day at a time in any combination of days, not to exceed four (4) days in any one week. Employees who are entitled to four (4) or more weeks of vacation may take bank days for all but one (1) week of their vacation.

1. The absence must be for a full day or days on which the employee is scheduled to work.

2. Vacations will normally be scheduled in units of full weeks. Employees who choose to select a week of their scheduled vacation as a "bank week" will do so when scheduling their full week vacations. It is this "bank" week which the eligible employee may take in units of one (1), two (2), three (3), or four (4) days at a time. Those employees eligible for two (2) or three (3) bank weeks shall select their second and third "bank week" after all employees in their vacation group have selected all their eligible vacation weeks. Such selection of the second and third "bank week" shall be made in order of seniority prior to April 15 and on a first-come, first-serve basis after April 15.

3. Any unused portion of vacation in the "bank week" must be taken during the period scheduled as the "bank week." The employee must specify the days on which he will take the unused vacation days on his first regularly scheduled workday in the week prior to the "bank week."

4. Approvals for "bank week" vacation days will be made on a first-come, first-serve basis. If more than one request is made on the same day, Company service will prevail within the same job classification.

5. Requests for "bank week" vacations days will not be received more than one (1) calendar month in advance nor later than three (3) working days prior to the vacation period desired. Such requests will be made to the employee's immediate supervisor.

6. In cases of non-occupational sickness or injury where the employee is eligible for group insurance benefits, the supervisor may approve "bank week" vacation days for the initial waiting period even though no prior request has been submitted. The supervisor may also approve "bank week" vacation days, without prior request, in compelling cases of warranted and unavoidable personal situations where absence is inevitable. Such requests must be made during or immediately following the absence.

                                   ARTICLE XIV
                                MILITARY SERVICE

SECTION 14.01 The parties will observe applicable laws pertaining to employees entering or returning from service in the military forces of the United States.

SECTION 14.02 Employees actively employed by the Company entering the active military service of the United States of America will be granted an allowance as follows:

1.       Employees having a minimum of one (1) year's service will receive two
         (2) weeks pay.

2. All employees having two (2) years of service or better will receive four (4) weeks pay.

Such pay is to be given immediately after the employee is actually in the armed services and is to be figured on the same basis as the vacation pay allowances as outlined under Article XIII, Section 13.08. However, if an employee volunteers for the armed services, they must complete ninety (90) days in armed services to qualify for the benefits in 1 or 2 above.

SECTION 14.03 In addition, the provisions of Section 13.10 under Article XIII will be applicable to all employees who enter the active military service of the United States.

                                   ARTICLE XV
                                 BEREAVEMENT PAY

SECTION 15.01 When a member of the immediate family of an employee who has completed their six (60) day probationary period with this Company shall die, the Company, upon proper notice, will grant an excused absence from the hours an employee is scheduled for work for the three (3) consecutive scheduled work days, such time off must occur within seven days of the date of death (the date of death will be considered day one). The Company will pay the employee the scheduled hours not worked during said three (3) days at the employee's average hourly rate. The average hourly rate is to be figured on the employee's earnings the two (2) week period preceding the date of death and such earnings are to be based on a straight forty (40) hour week and are not to include overtime payment and shift differential.

SECTION 15.02 The term "immediate family" shall include only father and mother, husband or wife, son or daughter, brother or sister, mother-in-law and father-in-law, grandchildren (following a normal birth), and grandparents.

SECTION 15.03 In the event that said death should occur on a Thursday and the funeral would not be held until the following Monday, the three (3) days excused absence and the three (3) days pay heretofore mentioned shall be extended to and included the Monday following such death.

SECTION 15.04 When a brother or sister-in-law of an employee who has completed the sixty (60) day probationary period with this Company shall die, the Company, upon proper notice, will grant an excused absence from the hours an employee is scheduled for work on the day of the funeral. The Company will pay the employee the scheduled hours not worked on the day of the funeral computed on the same basis as in 15.01 above.

SECTION 15.05 AN EMPLOYEE SHALL NOT BE PAID BEREAVEMENT PAY IF THEY ARE BEING PAID VACATION PAY, HOLIDAY PAY OR WEEKLY ACCIDENT AND SICKNESS BENEFITS.

SECTION 15.06 No pay allowance will be granted in a case where, because of distance or other causes, the employee does not attend the funeral of the deceased.

                                   ARTICLE XVI
                                OVERTIME DINNERS

SECTION 16.01  Overtime.  After regular shift:

                           01/25/99           01/22/01
                           --------           --------
2 hours to 5 hours          $6.50              $7.00         Per Ticket
5 hours or more             $7.00              $8.00         Per Ticket

SECTION 16.02 Call-In. If an employee is called in and required by their supervisor to report as soon as possible, they will receive a $6.50 ticket if they work four (4) hours; and, if they work more than six (6) hours, they will receive an additional $7.00 ticket. If the employee works less than four (4) hours, no ticket will be issued.

If an employee is called in and required by their supervisor to report as soon as possible and reports at least seven (7) hours before their regular shift, they will receive two (2) $6.50 tickets for call-in and an additional $7.00 ticket for their regular shift.

If an employee is given an hour's notice; i.e., time called until time punched in, or if the supervisor tells the employee to pack a lunch or eat before they report for work, no tickets will be issued. If the employee then works their regular shift, they will receive a $6.50 ticket.

                                  ARTICLE XVII
                                INCENTIVE PROGRAM

It is the intent of the Company to expand the incentive system as rapidly as possible and to obtain maximum incentive coverage. This does not guarantee that all jobs will be placed on the Incentive Plan.

Normal Time Study Procedure for establishing or revising an incentive standard will be as follows:

1.       Observe method of operation.

2. Have supervisor notify operator of method to be followed during study, also reason and type of study to be made.

3.       Complete time study.

4. Develop standard by leveling elemental time values and applying allowances as prescribed.

Four types of studies will be used:

1.       Method Studies to:
         (a)     Determine costs.
         (b)     Determine if there are bona fide changes.
         (c)     New jobs.

2.       Time Studies to:
         (a)     Establish incentive rates.

3.       Check Studies to:
         (a) Determine correctness of rates. (Procedure will start at (2) of preceding paragraph.)

4.       Joint Check Studies to:
         (a) Determine correctness of rate and/or bona fide changes. (Procedure will start at (2) of preceding paragraph.)

Time values shall be established so as to permit a normal qualified employee working at an incentive pace to earn 25% above his base rate.

All jobs that are time studied and for which rates have been set will be posted within three (3) working days.

All rates established on or after the effective date of this Agreement shall have the classified rate as the base rate.

The Company shall recognize a Union Time Study Representative and an alternate whose duties shall be limited to the duties as outlined in this Article.

The Union Time Study Representative will be assigned to regularly work the second shift during the Monday through Friday workweek on a job for which they are qualified.

The Union Time Study Representative shall be provided with or have access to the records of the Time Study Department. Other than if it be absolutely necessary in the processing of a grievance, the time study information and records furnished to the Union Time Study Representative by the Company cannot be removed from the Company premises. In the event that it is deemed necessary in the processing of a grievance to take such records off the premises, the Union Time Study Representative must sign a receipt for such written information and records that they request to remove from the Company's premises. In no event will the records or information being made available to the Union Time Study Representative be passed on to Company competitors.

The Union Time Study Representative and the alternate shall not be subject to the layoff provision of the contract, in effect, they will have super seniority but shall be subject to all other provisions of the contract.

No Union Time Study Representative or alternate shall be promoted or transferred out of the bargaining unit until they are released by the Executive Committee of the Union.

Time values shall be established for each job classification made subject to the incentive system, which shall be determined by the use of recognized time study principles on the basis of fairness and equity consistent with a proper quality of workmanship, efficient operation and reasonable working capacity of skilled employees. The time values shall be established so that a time allowance, exclusive of direct allowances and noncyclic allowances, on the study of a minimum of 15% shall be included. This 15% is composed of 5% personal and 10% stress and fatigue allowances and will be the minimum assigned to present bulk-type operations.

Additional stress allowances will be applied elementally in accordance with the following chart:

                                         L               M            H
                                       Stress         Stress        Stress
                                       ------         ------        ------
Major work stress on small
muscle groups, such as
hands, fingers and elbows.
                                         0               0            5%

Major work stress on muscle
groups, such as shoulders,
arms and legs.
                                         0              10%          15%

Major work stress on large
muscle groups, such as
back muscles.
                                        10%             20%          35%

It is recognized that the normal time for work requiring large muscle groups cannot be reduced by operator effort to the extent of the improvements which can be attained for work requiring the smaller muscle groups. For this reason, the standard allowance applicable to individual elements may vary in accordance with the preceding scale of standard allowances.

Noncyclic elements shall be recorded and included in the established time value on the basis of their frequency of expected occurrence, but not to exceed a period of one (1) shift. Noncyclic elements are those elements that occasionally occur, but are not basically a part of the regular operation. All noncyclic elemental recordings will be identified with full explanation as to what the operator was doing during the noncyclic time. The frequency of occurrence on the noncyclic elements shall be recorded on the method sheet filed in the Shop Methods Binder. Any dispute over the frequency of occurrence should be resolved by the Union Time Study Representative and Company Time Study Representative.

Operator performances vary, therefore, a leveling factor must be used.
A leveling factor of 100% will indicate an incentive pace of 25% above a normal day work pace. Performances above and below this 100% pace will be rated accordingly.

Elemental times are totaled to determine the operation time.

The operation time required is increased by a minimum of 15%, exclusive of supplemental allowances, which shall represent the allowances for personal needs, stress and fatigue. The result indicates the incentive pace time.

One hour is divided by the incentive pace time to determine the pieces per hour. Since these pieces per hour represent incentive production, the job base rate must be increased 25% to determine the incentive pay.

The incentive pay divided by incentive production results in the price per piece. The operator shall be informed of this price.

The price per piece is divided into the job rate to determine standard pieces per hour, and one hour divided by the standard pieces per hour results in the standard hours per piece for payroll calculation.

Any bona fide change in methods, machines, tools, fixtures, materials, design, quality, specifications or other conditions which affects the work content will require a new time study. Permanent time value established may be changed only to the extent of the justified change in the elements affected.

Changes in elemental times of machine-controlled elements will be accepted as bona fide changes and therefore, be subject to restudy of those elements.

Deviations in method of operation due to physical power or dexterity are not to be construed as bona fide method changes and, therefore, shall not be subject to restudy for the purpose of changing rates.

Where the method machines, tools, fixtures, materials, design, quality, specifications or other conditions which affect the work content of an incentive job have been changed, the incentive rate shall remain in effect until the job has been restudied and a new rate established. The new rate shall be retroactive to the date of change and notification. When the size of a crew increases or decreases, the old rate will immediately be canceled. A new time study will be instituted and the results of the study will be retroactive to the date of change. It is further agreed to give priority to the above restudy. When a substitute rate is improperly applied, the correct proper rate will be applied.

Only qualified operators who normally perform the operation shall be time studied or check studied for the purpose of establishing or checking a rate.

Practice time studies taken by a trainee of the Company and the Union shall be exchanged by the interested parties and shall not be used for the purpose of establishing rates or data.

After making a time study to establish an incentive rate, the Time Study Engineer will leave a copy of the efficiency ratings with the operator before leaving the department and will forward an additional copy to the Union Time Study Representative.

After the rate is established, the Time Study Engineer will deliver to the supervisor of the department a copy of the time study, the method sheet and established rate. At the same time, the Time Study Engineer will deliver a copy of the time study, the method sheet and established rate to the Union Time Study Representative, if requested. Incentive rates will go into effect as of the date of the time study used to establish the method and the rate.

When it is necessary to establish a separate operation in conjunction with a job normally on incentive, a separate incentive rate shall be established for the added operation. Where there is difficulty with a job on incentive, a separate incentive rate shall be established for the existing conditions. In both cases the rates shall be retroactive to the time of notification to the Company of such existing conditions.

Time Study Engineers will isolate those time values included in the job standard for abnormal conditions such as excessive heat, dust, fumes and exposure to elements encountered in the performance of a job. Such time values separately noted and rated full time at 100 are subject to review under the Time Study and Grievance Procedures.

When a joint study for rechecking a rate has been made, the Time Study Engineer and the Union Time Study Representative will exchange copies of their time studies.

There shall be no interference with the Company and Union Time Study Representatives in the performance of their duties.

In the Finishing Department, the classified rate of the job shall apply for setup when performed by the operator who shall run the job. "Available work" means that work which is scheduled to be run at the start of each respective shift.

The Job Classification Chart will be used in determining the proper classification of new jobs.

New jobs that are assigned after the effective date of this Agreement, which are similar to jobs that have incentive rates established, shall be time studied and a time value established within three (3) working days under normal conditions.

When an operation in the Finishing Department has been time studied under conditions of reasonable operator efficiency or the method of operation is such that a fair standard cannot be established because of tolerance or conditions of work requiring special skills, this operation will be paid for the classified rate of labor grade 4 incentive until conditions permit establishing a fair standard, at which time the incentive standard would be established on the proper classified rate.

If, in the opinion of the Time Study Engineer, conditions of reasonable operator efficiency (including excessive time taken for abnormal conditions) do not exist when making a time study or check study, they shall immediately notify the Union Time Study Representative for a joint observation. If it is agreed that a satisfactory efficiency (including excessive time taken for abnormal conditions) does not exist, the normal classified rate will remain in effect until such time as a reasonable efficiency permits a study satisfactory to both parties.

Any grievance arising from the administration of the incentive system will be handled as follows: After the Time Study Engineer has set a standard rate and the operator after a reasonable effort feels that the rate is not satisfactory, they may request a recheck of the standard through the supervisor. If the Time Study Engineer does not recheck the standard within an hour (assuming a Time Study Engineer is available) from the time of the request, the Union Time Study Representative will be notified at that time; or, if after a recheck by the Time Study Engineer the operator is not satisfied with the standard, the operator may request the supervisor to call the Union Time Study Representative. If the Union Time Study Representative and the Time Study Engineer cannot agree a joint study shall be taken by the Company and the Union Time Study Representative. The results thereof will be discussed by these analysts in an effort to reach agreement. If no agreement can be reached, the matter may be submitted under the Grievance Procedure, beginning with Step 2 of the Grievance Procedure, but pending a determination thereunder the standard determined by the Company shall not be changed under the Grievance Procedure unless proved to be erroneous.

A "reasonable effort," for the purpose of this paragraph, shall mean continuous working on the job in question of not less than three (3) hours. Any adjustment made as a result of a grievance submitted under this Article shall be retroactive to the date of the grievance plus the time spent during the reasonable effort period.

No grievance shall be recognized on an incentive job which rate has been determined through the Grievance Procedure except where there has been a change in method, machines, tools, fixtures, materials, design, quality, specifications or other conditions which affects the work content of an incentive job. Incentive systems other than that which is described herein will be described in pamphlets issued to employees covered by those incentive systems which will be deemed a part of this Agreement.

It is recognized that the Company Time Study Representative may issue temporary substitute rates when permanent rates are not available.

                                  ARTICLE XVIII
                               INSURANCE BENEFITS

SECTION 18.01 BASIC LIFE INSURANCE. The Company has in effect the following insured benefit plans covering bargaining unit employees:

LIFE INSURANCE        $28,000 (Effective February 1, 1999)
                      $30,000 (Effective February 1, 2000)
AND                   $31,000 (Effective February 1, 2001)
                      $33,000 (Effective February 1, 2002)
AD&D                  $35,000 (Effective February 1, 2003)

ADDITIONAL GROUP TERM LIFE INSURANCE: The Company agrees to make available to the Union an elective employee paid life insurance plan for the purchase of additional life insurance.

1. Bargaining unit employees will be able to elect additional term life insurance.

2. The amount of the elected life insurance will be an amount equal to the annual Company provided (free) amount of life insurance specified in the labor agreement

3. There will be a designated (30) Thirty Day enrollment period during which any bargaining unit employee may enroll by completing and submitting appropriate enrollment forms. Employees must be actively at work in order to enroll. Following the initial (30) thirty day open enrollment, subsequent enrollment will be offered annually during enrollment for medical benefits. New Hires will be allowed open enrollment if they elect coverage prior to their first eligibility. Employees electing additional life insurance benefits after the designated (30) thirty day enrollment period or employees who elect to increase the amount of coverage from their initial election at open enrollment will be required to submit evidence of insurability.

4. Payroll deductions (monthly) will be made in accordance with the amount elected based on the table below. If the amounts shown below are increased by the carrier or provider, the employee deduction will be increased accordingly.

5. The elective term life insurance will become effective the first of the month following enrollment and/or approval and will end on the last day of the last period for which you made the required premium contribution. Conversion to a private policy following the termination of coverage is not provided by the Company, however it may be available through the independent carrier.

MEDICAL Effective February 1, 1999, the Company will offer active employees the choice between three groups of medical insurance. The choices, including monthly employee contributions, are as follows


                   MEDICAL PLAN OPTION #A1 - COMMUNITY BLUE II
                   -------------------------------------------
Three tier
New CB ($10/$10) Advantage ($0/$20 or $5/$15)
$0 Hospital inpatient co-pay $10 PCP $10SP or Advantage ($0/$20 or $5/$15) Managed RX plan, no contraceptives, $5 co-pay
Dependent/student to age 23.
In Patient Treatment for Alcoholism and Substance Abuse
Enternal Prosthetic and Orthotic Appliances


MONTHLY CONTRIBUTION #A1                     02/01/99 - 01/25/04
                                             -------------------
                  Individual                       $ 6.40
                  Two-Person                       $11.00
                  Family                           $16.00



         MEDICAL PLAN OPTION #A2: B.C./B.S. 60/61 PLAN (COMMUNITY RATED)
         ---------------------------------------------------------------

Hospital Contract: Standard Hospital 42/43
Hospital Riders:                               Medical Riders
----------------                               --------------
$100 Deductible                                Rider 8 Dependent to Age 23
Rider 8 - Dependent to Age 23                  Rider 22
Rider 46 - Pre-Care Program
           (Hospital Pre-Certification)        Prescription Drug Riders
                                               ------------------------
Rider 65 - NYS Mandate 1998                    RX Rider DB - $5.00/$10.00 Co-Pay
Medical Contract: Select Contract 60/61        No Contraceptives

Major Medical Riders                           RX Rider 8 - $5.00/$10.00 Co-Pay
--------------------
BCMM-7 Rider FF - $100 Deductible              No Contraceptives
BCMM-7 Rider 8 - $100 Deductible


MONTHLY CONTRIBUTION #A2            02/01/99
                                    --------
                  Individual         $30.00
                  Family             $75.00

NOTE: Each year 10% of the increase in premium will be added to the employee contribution, but the maximum increase for single shall be $10.00 (max of $40.00 per month) and family shall be $25.00 (max of $100.00 per month) during the life of the agreement.

                   MEDICAL PLAN OPTION #A3 LABOR HEALTH (HMO)
                   ------------------------------------------
          (For Employees with Eligible Dependents from Age 19-25 ONLY)

NYS Mandate 1998                            Three tier
Labor Health $8                             Drug: Labor Health $3
Labor Health Life Insurance                 DEPENDENT & STUDENTS TO AGE 25
Substance Abuse Rider                       External Prosthetic and Orthotic
                                            Appliances


                   MEDICAL PLAN OPTION #A4 LABOR HEALTH (HMO)
                   ------------------------------------------
               (For Employees with Eligible Dependents to Age 19)

NYS Mandate 1998                            Three tier
Labor Health $8                             Drug: Labor Health $3
Labor Health Life Insurance                 DEPENDENT TO AGE 19
Substance Abuse Rider                       External Prosthetic and Orthotic
                                            Appliances


MONTHLY CONTRIBUTION A3 & A4        02/01/99 - 01/31/01      02/01/01 - 01/25/04
                                    -------------------      -------------------
       Individual                          $10.00                   $12.00
       Two-Person                          $16.00                   $19.00
       Family                              $22.00                   $26.00

NOTE: If at anytime during the life of this agreement, the cost of the Labor Health Plan exceeds the cost of the present Community Blue I plan, the Company may substitute Community Blue I coverage in lieu of the Labor Health Plan.

RETIREE MEDICAL:

                    MEDICAL PLAN OPTION #R1 COMMUNITY BLUE II
                    -----------------------------------------
Three tier                                   Dependent & Students to age 19
NYS Mandate 1998                             Advantage out-of network BENEFITS
New CB ($10/$10)  Advantage
($0/$20 or $5/$15)                           $0 Hospital inpatient co-pay
Managed RX plan, no contraceptives,
CB $5 co-pay /                               Deductible $250
Advantage $5/$10                             Coinsurance 20%
                                             Out of Pocket Max $2,000


            MEDICAL PLAN OPTION #R2 B.C./B.S. 60/61 (COMMUNITY RATED)
            ---------------------------------------------------------

Same as Active Plan with the exception that Dependent Children/Student coverage is only to age 19.

NOTE: Effective February 1, 1999, retirees will have the choice to elect either Retiree 1 or Retiree 2 medical plan. The Company will pay, for future retirees, 50% of the Retiree 1 HMO medical plan amount of coverage as described herein for active employees with 25 years of service who retire having reached age 62 until they reach age 65. (The 50% of the Retiree 1 HMO medical plan amount will also be applied toward the medical of employees who elect to retire under the BC/BS 60-61 plan having met the same criteria as stated above.)

ELIGIBILITY FOR DISABILITY RETIREE MEDICAL INSURANCE: Employees who retire after February 1, 1999 from active service because of a disability, having 25 years of service, and who remain in the Company medical plan from the time they elect their disability retirement will, having reached age 55 be eligible for the 50% reduced medical premium. (Example: an active employee who becomes disabled, retiring at age 50 with 25 yrs. of service, and remains active in the Company medical plan would be responsible to contribute the full cost of the medical premium to the Company until they reach age 55. When they reach age 55 they would then become eligible for the reduced premium coverage from age 55 until they reach age 65.)

Except as provided herein, the parties have agreed to share equally all future increases in medical benefits.

Effective February 1, 1999, the Company will pay 50% of the C.B. II HMO amount of medical coverage as described herein for active employees with 25 years of service who retire having reached age 62 until they reach age 65. (The 50% of the HMO amount will also be applied toward the medical of employees who elect to retire under the BC/BS 60-61 plan having met the same criteria as stated above.)

The Company may designate a carrier other than Blue Cross/Blue Shield, provided that the benefits are equal or better than the present coverage.

FAS 106: The Company's contribution for retiree medical coverage in the future shall be limited to the amount of the Company contributions as of January 26, 2004, based upon the rate for retirees as a separately rated group.

DENTAL PLAN The Company agrees to provide the following non-contributory dental plan coverage effective February 1, 1999:

- 100% Preventative     (no deductible)
- 50% Restorative       ($25 deductible)
- 50% Prosthodontics    ($25 deductible)
- 50% Orthodontic Lifetime maximum of ($1,000) one thousand dollars per dependent.
- Dependent coverage to age 23.
  For all covered services, there will be a maximum of $1,000 in benefits per person, per year.

WEEKLY SICK                              $310/week (Effective February 1, 1999)
AND ACCIDENT                             $320/week (Effective February 1, 2000
BENEFITS FOR                             $330/week (Effective February 1, 2001)
NON-OCCUPATIONAL                         $345/week (Effective February 1, 2002)
INJURIES                                 $355/week (Effective February 1, 2003)

LONG TERM DISABILITY
--------------------

1. The Company agrees to take payroll deductions for an "employee pays all" long term disability coverage.

2. The Company and Union will cooperate in establishing parameters for this coverage and obtaining quotes from insurance carriers.

3. The Union recognizes that insurance carriers will require a set percent rate of participation by employees in order to underwrite LTD coverage. If this percent rate is not achieved, these items of agreement will terminate and LTD coverage will not be offered.

SECTION 18.02 Employees will not be required to contribute toward the group insurance program (except as provided herein).

SECTION 18.03 At their option, a new employee, during their probationary period, may become eligible to participate in the Hospital-Surgical Plan on an employee's contribution basis at the first of the month following hire. New employees having completed their probationary period will become eligible to participate in the full group insurance plan at the first of the month after the completion of their probationary period.

SECTION 18.04 All employees not participating in the above program will receive benefits as provided under the New York State Disability Benefits Law. Benefit plan booklets describing in detail the various plans are available to employees upon request.

                                   ARTICLE XIX
                                  PENSION PLAN

SECTION 19.01 The Pension Plan for Hourly Rated Employees shall continue in effect up to and including January 25, 2004.

In addition to the above, a 401K SAVINGS PLAN will be established with no Company match.

SECTION 19.02 The Company agrees to provide future retired employees, under the Pension Plan, with a $2,000 Life Insurance Policy and pay the premium therefor effective February 1, 1999.

                                   ARTICLE XX
                                    SENIORITY

SECTION 20.01 New employees shall be placed on a sixty (60) day PROBATIONARY PERIOD during which time the Company will determine their aptitude and fitness for continued employment. By written mutual consent, this probationary period may be extended. However, if such new employees are continued in employment after such probationary period, their seniority shall commence from the original employment date.

SECTION 20.02 In all cases of transfers or recalls, other than bids, the employee shall retain seniority in, and the right to return to, their old job classification group for a period of three (3) months and if work becomes available during that period, they will be returned to their old job classification group. If an employee does not return to their old job classification group during said three (3) month period, they will after completing three 3 months of employment in the new job classification group, be credited with their full plant-wide seniority in the new classification group.

When the employee completes three (3) months of employment in the new job classification group, they cannot return to their previous job classification group. In the event of a paredown in the new job classification group within the aforesaid three (3) month period, the employee having been previously qualified by the supervisor, will have their plant wide seniority apply. Otherwise they shall be transferred to their previous job classification group when work becomes available. An employee who does not leave the job classification group shall have the right to return to their old job classification if work becomes available during this three (3) month period.

In the event of a job classification group shutdown, employees in the job classification group affected by such shutdown will be returned to their previous job classification group as soon as work becomes available. Until such time, they shall be assigned to such other work as may be available.

In the event the job classification group which was shut down is reopened, the employees will be given the opportunity to return in reverse order of their separation from that job classification group.
In such cases, the three (3) month period mentioned above will not apply.

SECTION 20.03 Seniority records shall be maintained and available for inspection. The original list for each department shall be posted within the department by the Company and shall be revised semi-annually. Any protests as to such seniority must be made within ten (10) days after such posting semi-annual revision. At the expiration of the said ten (10) day period, the Company will not be liable for any adjustment other than the correcting of the record.

SECTION 20.04 Seniority rank is based on the day, month and the year of the last hiring date in the plant. If two or more employees start on the same day, the order in which they are interviewed and hired will determine their order of seniority rank.

SECTION 20.05 When a bargaining unit employee is transferred to a non-bargaining unit position or is placed in training for such a position, the employee will be removed from the bargaining unit.

In the event it is necessary to return the employee to the bargaining unit within three (3) months, they will be assigned to an available job or jobs which they are able to perform within such department, or elsewhere in the plant, until such time as the employee bids another vacancy and is given the job.

An employee that has been out of the bargaining unit for more than three (3) months and it is necessary for the employee to return to the bargaining unit, they will be offered an available job even though in so doing it necessitates the laying off of the least senior employee in the plant. After ninety (90) days on the job, they will pick up their plant-wide seniority.

For employee(s) leaving the bargaining unit after November 19, 1968, upon their return to the bargaining unit, their plant-wide seniority will not be credited with time spent in the non-bargaining unit.

SECTION 20.06 ASSIGNMENT OF EMPLOYEES. Employees within classification, at the beginning of a shift, will be assigned to the incentive work then available in accordance with their seniority. Thereafter, incentive work within their classification will be given to the unassigned senior qualified employees as it becomes available.

In the Graphitizing and Baking Departments, "available work" shall mean that work intended to be performed on that shift. It is recognized that schedule changes by Production Control or furnace repairs may cause exceptions.

Provided there is loading in the Baking Department on a shift, the senior qualified Loader and Unloader will be given the loading assignment.

FINISHING DEPARTMENT

Once an operator has demonstrated their ability to properly set up and operate a particular operation within a classification, they shall be paid the classified rate. From that point on, the supervisor attempts to give these employees the maximum amount of available incentive work by seniority, in accordance with
Section 20.06 (first paragraph). "Available work" means that work which is prepared to be run at the start of each respective shift.

SHIPPER "A"

One capable of performing any job in the Shipping Department for which they will receive their Shipper "A" rate or incentive earnings, whichever is greater.

MAINTENANCE

Recognizing the fact that many mechanical jobs on the plant cranes and hoists are being performed by the Electrical group, Management will assign the qualified employee(s) available for the job. Jobs that are electrical troubleshooting and repair will be performed by the Electrical group.

The jobs that are mechanical troubleshooting and repair will be performed by the Mechanical group. The jobs that are welding layout and repair will be performed by the Welding group.

When there exists a job that is both mechanical and electrical, the Mechanical and Electrical employee(s) will work and perform together as a group.

When there exists a job that is both mechanical and welding layout and repair, the Mechanical and Welding employee(s) will work and perform together as a group.

When there exists a job that is both electrical and welding layout and repair, the Electrical and Welding employee(s) will work and perform together as a group.

This covers service, repairs, alterations and emergency breakdowns on both regular and off shifts.

The evaluation of the type of work required shall be made by supervision.

SIDE BLOCK AREA

The Side Block Area employees will be selected by canvassing in the Furnace Repair group for "A" Furnace Repair Side Block Area, "B" Furnace Repair Side Block Area and "A" Furnace Repair Helper Side Block Area. Selection of personnel for work in the Side Block Area will be made on the following basis:

1.   The most senior qualified employees who volunteer.

2. If the Side Block Area classifications cannot be filled by volunteers, then the junior qualified employees in the Furnace Repair classification shall be assigned to the Side Block Area.

3. When an employee volunteers (or if no volunteer is available, the junior employee who is assigned) and is assigned to a Side Block Area Furnace Repair classification, there will be no changes made until a bona fide opening exists.

Side Block Area employees will not share holiday work with other Furnace Repair employees, and those employees will not share with Side Block Area employees. When a Side Block Area employee is absent from work due to vacation or extended illness (more than two (2) weeks), selection procedure for replacement will be in accordance with the selection procedure above for the duration of the replacement.

1. For absence of less than two (2) weeks, assignments will be made on a day-to-day basis to cover the absent Side Block Area employee if it is determined by supervision that a replacement is needed.

If Management determines that the Side Block Area will not function for a prescribed period of time, Side Block Area employees will be assigned to their designated classifications in the Furnace Repair group. Once assigned to a specific classification, they will be averaged in on the overtime sheet for that particular classification until such time as the Side Block Area resumes operation.

SECTION 20.07 PROGRESSION-REGRESSION. Because of the Progression in the Job Classification Groups listed below, the following departmental rules shall apply:

1.       FINISHING

         Master Tool Grinder
         Tool Grinder
         Tool Crib Attendant

Note: Should an operator make a setup and operate a particular operation and subsequently another operator (who is presumed to be qualified to make the setup) performs this particular operation, they will be permitted to work on the incentive rate. Following this, if they are required to make the setup and fail to demonstrate their ability to do so properly, they will receive the training rate.

2.       SHIPPING:      Shipper "A"
                        Miscellaneous Shipper

Upon entering the Shipping Department as a permanent employee, a worker will become a Miscellaneous Shipper.

After working six (6) months as Miscellaneous Shipper, the employee will automatically progress to "A" Shipper if they have demonstrated proficiency on the job and are qualified, or they will be removed from the job classification group.

Note: It is understood that classified rates of pay for 801, 802, and 803 will remain in effect.

3.       BAKE:          Loader/Unloader
                        Furnace Helper

When, because of temporary changes in the work load, it is necessary to increase the number of operators within a classification, or to fill in for an employee who does not report for work because of illness or vacation, the senior qualified employee in the line of progression will be given the assignment. If no qualified employee is available, then the senior employee in the line of progression will be assigned the job assignment.

In the event there is no work available in any of the above listed Baking classifications at the beginning of a shift, the affected employee or employees will then be assigned to available work in the next lowest classification, incentive or non-incentive, in accordance with their seniority, and they will receive the classified rate or incentive earnings of the job to which they are assigned. Regression will be in the reverse order of progression.

For the purpose of this progression, it is understood that an employee must have had sufficient basic training in the next lowest classification.

4.       FURNACE REPAIR

Upon entering the Furnace Repair group as a permanent employee, a worker will become a "B" Helper in this group.

Within three (3) months after an employee is placed and works in the Furnace Repair group as a "B" Helper, the employee shall be promoted to an "A" Helper or be removed from the group.

After working twenty-four (24) months as an "A" Helper and having acquired the ability to read simple blueprints and demonstrated proficiency of the job, they will be promoted to a "B" Furnace Repairman, if qualified, or be removed from the Job Classification Group.

"B" Furnace Repairman will be promoted to an "A" Furnace Repairman after eighteen (18) months, provided they meet the requirements of the job qualifications.

Employees of the Furnace Repair group will be assigned as needed.

PLANT 6 Upon entering the Plant 6 group as a permanent employee, a worker will become a Utility Helper in this group.

Within three (3) months after an employee is placed and works in the Plant 6 group as a Utility Helper, the employee shall be promoted to a Utility Operator or be removed from the group.

Employees of the Plant 6 group will be assigned as needed within Plant 6.

SECTION 20.08 PARE-DOWN. A "PARE-DOWN" SHALL BE DEFINED AS A REDUCTION IN THE WORK FORCE OF A DEPARTMENT THAT DOES NOT RESULT IN A PLANT-WIDE LAYOFF. When a paredown occurs in a job classification the employee(s) affected by a pare-down will then have their choice by seniority from such work as is available in their department. If there is no available work within the department, the pared-down employee(s) will be allowed to displace the most junior employee(s) within the department. Any employee displaced from the department as a result of a paredown, not resulting in a plant layoff will then have their choice by seniority from any permanent job vacancy(s) that are available in the plant, if no permanent vacancy exists, they may choose from available work in the plant. In all instances seniority shall have first preference. (Note: A pared down employee may not displace an employee(s) on a protected job in the department or plant, unless the pared-down employee was previously qualified on such protected job and the displacing employee is physically capable of performing the duties of the position). If an employee is assigned to fill a job for an employee off on medical leave, they will not accrue seniority within that classification. In the event there is insufficient available work to avoid layoff, the provisions of Section 20.10 apply.

SECTION 20.09 In an effort to prevent layoffs in a case of emergency shutdowns or short departmental layoffs of one week or less duration (two weeks in the event of fuel shortages), the Company will make every effort to place employees thus affected on other jobs throughout the plant, providing work is available and the employees thus affected are capable of performing the work required on the positions that are available. Should some work be available within or out of the department, this work will be performed by the senior qualified employee.

SECTION 20.10 REDUCTION IN FORCE. It is agreed that in cases of layoffs of more than one (1) week's duration, seniority shall apply to all employees on a plant-wide basis. Employees affected by reduction in force shall exercise their plant-wide seniority as follows:

1. Employees in an affected job classification who are the least senior will displace the least senior employees in their Job Classification Group, provided the displacing employees are qualified.

2. An employee displaced from a Job Classification Group will have their choice by seniority from the jobs that are available (from the same number of the least senior employees as are being affected by the reduction in force) provided the displacing employee is physically capable and except in displacements which involve protected job classifications in Labor Grades 1 through 8 as listed:

Electrician "A"            Utility Fce. Repairman          Lathe 15 Operator "A"
Millwright "A"             Fce. Patrolman "A"              M&B Threader
Welder                     Plant 1 Speci.Prod. Proc. "A"   Nigata Threader
Industrial Truck Mechanic  P.I. Operator                   Dow Threaders
Master Tool Grinder        Tool Grinder                    Nipple Threader
Control Operator           MM & E Utility Operator         Electrode Threader
Bake Firing Operator "A"   Plant 1 Crance Operator "A"

The displacing employee must have:

(a)  worked in the job classification previously for three (3) months, or

(b) have past experience or training reflected in Company records which demonstrates that they are qualified to perform the job.

When an employee is not qualified or fails to qualify, they will be assigned to available work. If there is no available work, they shall have one opportunity to displace the least senior employee in the plant as otherwise provided, or take a layoff.

When an employee has exhausted their displacement rights or has refused to exercise displacement rights, as herein provided, the employee will be laid off.

In the event that an employee in a job classification subject to progression-regression is to be affected by reduction in force, the provisions of Section 20.07 will be exhausted before the provisions of this Section.

Employees who are removed from their jobs due to a disqualification, paredown or are recalled will be given a permanent job classification in accordance with their seniority as soon as an opening occurs on a job they are able to perform and there are no bidders who accept the job opening. If said employee does not qualify in this department, then they are assigned to the available job or jobs which they are able to perform within such department, or elsewhere in the plant, until such time as the employee bids another vacancy and is given the job.

It is further agreed between the Company and the Union that every effort will be made by the Company to notify the Union Committee as far in advance as possible of impending layoffs. The Company will discuss with the Union Committee the best method of notification and procedure to follow on general layoffs so that every effort will be made to give the affected employee one (1) day advance notification of layoff.

SECTION 20.11 RECALL. When there is an increase in the working force after a general layoff and there are no successful bidders for the job to be filled, employees laid off will be recalled in accordance with their seniority. The employee must accept the recall or be terminated, in accordance with Section
20.17 (4).

SECTION 20.12 PROMOTIONAL PROCEDURE. All job vacancies will be posted in the department wherein the vacancy occurs and at the punch clock for a period of four (4) days, excluding Saturdays, Sundays and holidays. All requests for the filling of such individual vacancies must be made in writing by employees seeking to fill the job posted, within the four (4) day period, and such requests must be on file in the Human Resource Office. The Company will hold all job bids until the successful bidder has qualified for the job.
Thereafter, the bids shall be destroyed.

Employees going on vacation and/or leave of absence may place an advance bid for a job for a thirty (30) day period prior to posting. Employees on vacation or leave of absence may also bid a job during the four (4) day posting period. Under no circumstances will a bid be held by the Company or considered in filling of jobs in the plant, except while the employee is absent from work for any of the above reasons for periods not to exceed sixty (60) days. If the successful bidder who is on vacation or leave or absence does not return within sixty (60) days, they will no longer be considered for the job and will be assigned to available work if their former job has been filled.

In the filling of such jobs, the job shall be given to the senior employee in the department who has the ability to do the job and they shall have a minimum of eighty (80) hours to qualify. Said eighty (80) hours may be shortened or lengthened by Company and Union agreement and is in no way to interfere with the Company's right to discipline this employee in accordance with Company Rules.

In the event no employee in the department files a request, or does not have the ability to do the job, then the senior employee in the plant who has submitted a job request for the job and who has the ability to do the job will be given the job and they shall have a minimum of eighty (80) hours to qualify. Said eighty
(80) hours may be shortened or lengthened by Company and Union agreement and is in no way to interfere with the Company's rights to discipline this employee in accordance with Company Rules.

A successful bidder will either be moved on the Monday next following the completion of eighty (80) hours after being awarded the bid, or, if not moved, they shall receive the base rate of the job to which they are bidding, if it is higher.

If an employee does not refuse a bid within twenty-four (24) hours of being awarded the job, they must accept the job. Their seniority in the new job classification group will begin on the day they are awarded the bid. If an employee does not qualify during the trial period agreed upon, the job shall be filled from the original job requests without the posting of another job vacancy notice.

If they (the second applicant) do not qualify after the eighty (80) hour minimum trial period, the second job vacancy notice will be posted and new job requests will be considered in accordance with the procedure set forth herein.

When an employee bids into a Job Classification Group, they shall have bidding rights in the Job Classification Group only after they have completed the eighty
(80) hour qualifying period and then their service will be only that which they have acquired in the new Job Classification Group until they have completed ninety (90) days, at which time they are credited with full plant-wide seniority. The bidding employee shall have no bidding rights outside of the Job Classification Group until they have completed ninety (90) days in the Job Classification Group, except for job classifications which would otherwise be filled by outside hire.

An employee may not successfully exercise bidding rights more than twice in a calendar year period to move to a new job classification Group, unless it involves bidding to a higher rated job. However, this one (1) year limitation will be waived in the case of employees affected by a general layoff.

SECTION 20.13 Union Officers (President, First Vice President, Second Vice President, Recording Secretary, Secretary Treasurer, Chief Steward and Union Safety Representative) who have a minimum of two (2) years seniority shall have super-seniority for layoffs purposes; however, they will be subject to all other provisions of this contract.

SECTION 20.14 The President, Chief Steward, Time Study Representative, Union Safety Representative, and Recording Secretary will be assigned to regularly work with the second shift during the Monday to Friday workweek on a job for which they are qualified.

SECTION 20.15 TEMPORARY TRANSFER. If, for the convenience of the Company, an employee is transferred temporarily from one department to another and/or from a higher rated job to a lower rated job, the employee will receive the rate of the higher rated job. Temporary transfers, as used in this Section, will be considered to be those transfers which are up to two (2) calendar weeks in duration; however, this period may be longer than two (2) weeks when the temporarily transferred employee is filling in for an employee who is absent due to illness or vacation.

After a shift has started, when an employee is moved to a lower rated job and not replaced on their old job, they will receive the rate of the job to which they were moved.

When an employee is replaced on the original job from which they were moved, by a junior employee, they will receive the classified rate of the job they left or were moved to, whichever is higher.

If an employee is transferred from a lower rated job to a higher rated job, and the employee is capable of performing the duties of the higher rated job (capable to mean quantity and quality of standard production) they shall receive the higher rate.

An employee transferred from one job to another due to conditions resulting from waiting for available materials or waiting for operable equipment, the employee thus transferred shall receive their classified rate or the classified rate for the job, if qualified, to which they were transferred, or the training rate of the job, whichever is higher. In the event that there is no available material or available operable equipment, the employee shall receive the rate for the job they are assigned to. "Available work" to mean that work which is scheduled to run at the start of each respective shift.

SECTION 20.16 FARMOUT. A "farmout" is defined as an assignment of work to an employee in a department other than their own on a day-to-day basis. It is further agreed that in all cases of farmouts, the senior employee shall replace the junior employee in the department, providing the senior employee is capable of performing the work of the junior employee and such capability shall be a matter of record.

This procedure shall be followed only at the beginning of a shift and at no other time. This procedure shall be followed regardless of the different starting time for a shift (first, second or third) within the department. After job assignments have been made at the beginning of the shift, employees who have completed their assignments may be farmed out for the remainder of the day rather than taking a junior employee away from a job which is in progress.

This is not to be construed that a senior employee may arbitrarily pick their job in the Department.

SECTION 20.17(A) TERMINATION OF SENIORITY. An employee's seniority shall cease for any of the following reasons:

1.       If they quit.

2.       If they are discharged.

3. If absent from work without notice to the Company, for five (5) consecutive working days and provided such absences are unexcused.

4. If laid off and notified at last known address to return to work, they do not report to work within fourteen (14) calendar days.

5.       When layoff exceeds the following:

         (a)  For employees with less than three (3) years of seniority: twelve
              (12) months.

         (b) For employees with three (3) years through seven (7) years of seniority: twenty-four (24) months.

         (c) For employees with more than seven (7) years of seniority: thirty-six (36) months.

6.       A.   When absences for non-occupational illness exceeds the following:

              (1) For employees with less than five (5) years of seniority:
                  twenty-four (24) months.

              (2) For employees with more than five (5) years of seniority:
                  forty eight (48) months.

         B. Seniority shall not accumulate beyond twelve (12) months for those with less than five years of seniority; twenty-four months for those with more than five (5) years of seniority.

         C. In order to keep non-occupational illness leave continuing, the employee must provide acceptable written medical proof of continuing disability to the Company every six (6) months on forms provided by the Company. Failure to do so will result in the loss of seniority.

7. When an employee on leave of absence or medical leave is found to be working elsewhere without prior permission of the Company.

8. Termination or cessation of seniority as used in this Section 20.17 would mean termination of employment.

SECTION 20.17(B) TERMINATION OF SENIORITY. Continuation of Benefits during Layoff or Leave:

MEDICAL BENEFITS will cease after the following period during layoff or leave:

         1.   For employees with less than five (5) years of seniority: twelve
              (12) months.

         2. For employees with more than five (5) years of seniority: twenty-four (24) months

o Employees on layoff will be allowed to continue medical coverage provided they remit the full premium cost to the Company for the period they are eligible for recall in items 1 and 2 above.

VACATION AND HOLIDAYS will cease after the following period during non occupational illness leave:

         1. For employees with less than five (5) years of seniority: twelve (12) months.

         2. For employees with more than five (5) years of seniority: twenty-four (24) months

SECTION 20.18  RELIEF OPERATORS

1. In order to provide a continuing source of trained employees for permanent placement as well as backup coverage during illness, vacations and other emergencies on certain of the more significant jobs, as determined by the Company, the parties agree to establish the job of Relief Operator.

2. The selecting and utilizing of Relief Operators other than Bake Firing Operator will be as follows:

         (a) The job of Relief Operator will be posted in accordance with the provisions of Section 20.12 of the current labor Agreement. Relief Operators will be selected first from within the department in which the relief training occurs. If there are no bids for the relief openings from within the department, an employee from another department will be considered.

         (b)      An employee may hold only one relief job at any given time.

         (c) When a permanent opening occurs in a classification for which there is a Relief Operator, and there is an employee who was removed from this classification as a result of a reduction in classification who does not leave the department, this employee will retain their rights to that job classification without the necessity of bidding. The employee thus affected shall have a prior right to be assigned to that job classification over the relief operator. In the event that there are two or more classified and qualified Relief Operators, the senior employee will be given first preference. Seniority in this instance will be determined by length of time on the relief job. A Relief Operator will be considered classified and qualified in accordance with existing practice and Section 20.12.

         (d) If a relief employee refuses a permanent opening in their relief classification, they will be removed as a Relief Operator on that job and may not bid it again until a second posting occurs.

         (e) An employee will, while training and serving as Relief Operator, retain their seniority and job status in their permanent classification until they are given the relief job on a permanent basis.

         (f) While serving as a Relief Operator, an employee is not eligible for overtime until all permanent employees in the classification have been canvassed. Overtime worked or refused by the employee in their relief capacity is charged back against their permanent classification. While serving as a Relief Operator an employee is still eligible for overtime in their permanent classification.

         (g) An employee will not be moved from their permanent classification to a

         (h)      relief classification if overtime is created unless:

                  1. All employees in their relief classification refuse the overtime.

                  2. The overtime remains in their permanent classification and is accepted.

                  3. If the overtime is refused as above, the employee of the affected job classification where relief is sought, may be forced to work.

3. The selecting and utilizing of Relief Bake Firing Operators will be as follows:

         (a) The job of Relief Bake Firing Operator will be posted in accordance with the provisions of Section 20.12 of the current labor Agreement. Relief Bake Firing Operators will be selected first from within the department in which the relief opening occurs. If there are no bids for the relief opening from within the department, an employee from another department will be considered.

         (b)      An employee may hold only one relief job at any given time.

         (c) When a permanent Bake Firing Operator opening occurs, the Relief Bake Firing Operator, if classified and qualified, will be given the first opportunity to fill the job. In the event that there are two or more classified and qualified Relief Bake Firing Operators, the senior employee will be given first preference. Seniority in this instance will be determined by length of time on the relief job. A Relief Bake Firing Operator will be considered classified and qualified in accordance with existing practice and Section 20.12.

         (d) If the Relief Bake Firing Operator refuses a permanent opening as a Bake Firing Operator, they will be removed as the Relief Operator and may not bid it again until a second posting occurs.

         (e) An employee who successfully bids the position of Relief Bake Firing Operator will not retain their seniority or job status in their former classification. They will be considered a Bake Department employee and, as such, while not functioning in a relief capacity, be assigned to other duties in the Bake Department.

         (f) In the assignment of "other duties" under (e) herein, the employee will not participate in incentive loading, incentive unloading or incentive cleaning operations.

SECTION 20.19  MAINTENANCE RELIEF PERSON

1. The Maintenance Relief Person is utilized to provide coverage for absent Maintenance personnel working continuous shift in the Electrical Welding, Mobile and Mechanical Areas. Selection and assignment of the Maintenance Relief Person will be as follows:

         (a) In January, one day shift employee from each area is selected for the year. The senior employee who volunteers will be utilized or, if there are no volunteers, the junior employee will be assigned.

         (b) The Maintenance Relief Person/Area Relief Person will be used to cover for absent continuous shift employees during the period of May 1 to October 31. When the Maintenance Relief Person/Area Relief Person substitutes during this period, they will assume the schedule of the employee they are replacing. When not substituting, they will be assigned to a straight eight (8) hour day including a twenty (20) minute paid lunch period.

         (c) Prior to May and following October 31, the Maintenance Relief Person/Area Relief Person, when substituting, will also assume the shift of the employee they replace. However, when not substituting, they will maintain their regular shift of eight
                  (8) hours with a half hour unpaid lunch; except for one week following a substitution, they will be placed on the straight eight (8) hour schedule with the twenty (20) minute lunch period.

The Maintenance Relief Person, when assigned to substitute will do so for a period of at least one week.

In the event that a substitution assignment of the Relief Person would directly result in overtime coverage of their absence, they will not be so assigned.

If the Maintenance Relief Person is substituting and a second employee is required to cover a continuous shift absence, the Maintenance Relief Person upon completion of their substitution will relieve the second employee. The second employee upon completion of their substitution will be placed on a straight eight (8) hour with a twenty (20) minute paid lunch for one week.

                                   ARTICLE XXI
                                 BULLETIN BOARD

SECTION 21.01 In addition to the bulletin board now provided in the Industrial Service Building, the Company will make available to the Union, space on all departmental bulletin boards in the plant for the posting of Union notices relating to meetings, dues, entertainment or other non-controversial Union business. The Union notice shall have the official seal or stamp and shall be submitted to the Human Resource Manager who will affix his/her stamp prior to posting. There shall be no distribution or posting of pamphlets, advertising, political matter, notices or writing of any kind on the Company property except as herein provided.

                                  ARTICLE XXII
                                SAFETY AND HEALTH

SECTION 22.01 GENERAL DUTY CLAUSE. The Company shall institute and maintain all reasonable and necessary precautions for safeguarding the health and safety of its employees, and all employees are expected to cooperate in the implementation thereof. Both the Company and the Union recognize the Company's primary responsibility to provide for the prevention, correction and elimination of all unhealthy and unsafe working conditions and practices. Departmental safety meetings will be held on a monthly basis on the day shift.

SECTION 22.02 There shall be established a joint management labor Health and Safety Committee, consisting of three (3) Company and three (3) Union representatives. Time spent in such monthly meetings by the Union representatives will be compensated at the employee's regular straight-time hourly rate.

The Committee shall hold meetings as often as necessary upon call of a majority of the members, but not less than once each month, at a regularly scheduled time and place for the purpose of jointly considering, inspecting, investigating and reviewing health and safety conditions and practices and investigating accidents and for the purpose of jointly making constructive recommendations to eliminate unhealthy and unsafe conditions and practices and to improve existing health and safety conditions and practices. It is understood that the Company reserves the right to establish and implement reasonable health and safety rules.

All matters considered and handled by the Committee shall be reduced to writing, and joint minutes of all meetings of the Committee shall be made and maintained.

SECTION 22.03 IMMINENT DANGER. When an employee feels that a condition(s) exists on their job which could reasonably be expected to cause death or serious physical harm immediately or before the imminence of such danger can be eliminated, they shall immediately report the condition(s) to their Supervisor. If there is a dispute as to whether the conditions(s) is such that it could cause death or serious physical harm immediately or before the imminence of such danger can be eliminated the Supervisor shall, upon request of the employee, call the Union Safety Representative or in their absence the alternate and the Company Safety Engineer or in their absence an alternate. The employee will not lose pay while attempts are made to resolve the problem; they may, however, be assigned alternate work. It is agreed that neither the Company nor the Union will accept or tolerate employee claims of imminent danger which are capricious or otherwise not based on an actual fear that imminent danger does exist.

SECTION 22.04 The Union Safety Representative or alternate will participate withoutloss of pay in the routine housekeeping and safety inspection in those weeks in which the Joint Committee is not meeting, it being understood that the Union Safety Representative or alternate will be so selected that they can be spared from their job and, if they have to be replaced on their job, such replacement will not result in premium or penalty pay or affect the efficiency of the plant. The Union Safety Representative will be excused from their job without loss of pay to respond to requests made in accordance with the imminent danger procedures herein. The Union Safety Representative may invoke the imminent danger procedures provided the imminent danger satisfies the definition as set forth herein. The Union Safety Representative will be the primary liaison with the Company Safety Engineer. Communications to the Company concerning health and safety matters from bargaining unit employees will be channeled through the Union Safety Representative.

SECTION 22.05 TOXIC MATERIALS. Where in the performance of their job an employee uses or comes into contact with a toxic material as listed in the toxic substance list published in accord with Section 20(a) (6) of the OSHA and found in this plant, the employee will be informed of the allowable exposure standard, the symptoms of overexposure, the precautions to be taken and the appropriate medical remedy or antidote.

SECTION 22.06 INSPECTION OF FACILITIES. In the discussion of a specific health and safety item by the Joint Health and Safety Committee, either party, at its own expense, may arrange for an inspection tour by an appropriate independent agency in the health and safety field or by a health and safety specialist from the International Union. Such inspection will be scheduled at a time and in a manner so as not to unduly interrupt production and will be limited to the specific area(s) involved in the item of discussion. In addition to the inspecting party, of non-employees, tours shall be made in the company of the Union Safety Representative and the Company Safety Engineer. SECTION 22.07 In the event that there is dispute over whether a work assignment will be performed because of safety or health reasons, which results in an employee being suspended or discharged, the Union may immediately institute the procedures of
Article VI, Arbitration.

SECTION 22.08 MEDICAL PROGRAM. Each employee with five (5) or more years of service will be eligible to receive a chest X-ray, a pulmonary function test, a hearing test, and a CEA blood test once every three (3) years. Employees will be informed of any abnormal condition which is detected.

SECTION 22.09 All state and federal occupational health and safety standards shall be adhered to and, in the event of differing standards, the stand which gives the greatest protection to employees shall be that which is applied.

SECTION 22.10

1. The Company will contribute the amounts listed below each year to each employee for the purchase of SAFETY SHOES excluding probationary employees and summer employees covered in section 3.09 of this agreement.

                   $100.00           per year effective January 25  1999
                   $105.00           per year effective January 24, 2000
                   $110.00           per year effective January 22, 2001
                   $115.00           per year effective January 20, 2002
                   $120.00           per year effective January 19, 2003

         The Furnace Processors in Graph and the Mass Bake Loader will receive one (1) additional pair per year if needed.

2. The Company will pay up to $125.00 EVERY TWO (2) YEARS FOR OSHA APPROVED SAFETY GLASSES provided the employee presents a prescription that is less than one (1) year old. This amount will be increased to $150.00 EFFECTIVE JANUARY 21, 2002.

SECTION 22.11 If an employee must leave their work because of a compensable injury while at work on the day of the injury, they will be paid their base wage rate for the remainder of the shift.

                                  ARTICLE XXIII
                               SUPERVISORY CLAUSE

SECTION 23.01 Supervisory employees shall not perform the work of bargaining unit employees covered by this Agreement. This is not intended to preclude supervisors from performing work relating to the instruction and training of employees; experimental and development work; the protection of life, limb, property or equipment; urgent shipments of materials in the absence of qualified bargaining unit employees; sorting and for handling of stock in the Stock Department; intricate setups by Supervisors in conjunction with operators; and established clerical practices performed by supervisory personnel.

                                  ARTICLE XXIV
                                LEAVE OF ABSENCE

SECTION 24.01 Upon written request from the Union, the Company shall grant no more than three (3) employees, at any time, time off without pay to such employees as designated to attend union schools, International Union and District Council conventions, conferences and local conferences provided reasonable notice has been given to the Company and the absence of such employees from their regular duties will not, in the Company's judgment, seriously affect production in the employee's respective departments and provided further that such periods of "time off" shall not exceed the necessary time required to attend such functions. In addition, the granting of such leaves of absence for each respective cause, as outlined above, will be limited to the times required for each cause.

SECTION 24.02 In no instances are leaves of absence to be granted to employees who are employed elsewhere or who are seeking other employment.

SECTION 24.03 Leaves of absence for reason of personal illness may be granted to any employee by the Company whenever, in the Company's judgment, such leave of absence is justifiable. In the granting of each and every leave of absence, the Company reserves the right to outline the conditions under which such leave of absence is to be granted.

SECTION 24.04 No leave of absence thus granted shall entail any loss to an employee's seniority during periods other than what is specified for in Section
20.17. SECTION 24.05 FAMILY LEAVE. The parties agree that they shall comply with the Family And Medical Leave Act of 1993. In administering family leave, the Company and Union shall comply with regulations/directions promulgated by the federal government. The parties agree that maternity shall continue to be treated as a disability in accordance with federal/state statues.

SECTION 24.06 UNION LEAVE. Any bargaining unit employee with at least five (5) years of service, appointed or elected to Union duties in the Oil, Chemical, and Atomic Workers International Union, shall be granted a one (1) year leave of absence with seniority accumulative while in such service. Renewal will be granted each year for a one year extension of such leave upon application, in writing, requesting such renewal. Benefit coverage will cease during such leave.

                                   ARTICLE XXV
                                   MANAGEMENT

SECTION 25.01 The management of the plant and the direction of the working forces and of the affairs of the Company, including the right to hire, suspend or discharge for proper cause and the right from time to time make factory rules not inconsistent with any of the terms of this Agreement, and the right to relieve employees from duty because of lack of work or for other legitimate reasons, is vested exclusively in the Company, provided that an employee unjustly affected hereunder may have recourse to the Grievance Procedure as outlined in Article V.

                                  ARTICLE XXVI
                              OVERTIME DISTRIBUTION

SECTION 26.01 Definitions. "Job" as used herein is a specific work assignment within a classification that an employee normally does or is doing at the time the overtime occurs.

"Qualified" means the ability to perform a specific work assignment, quality and quantity wise, as substantiated by records, except for general labor assignments. When no qualified employee is available and another employee is assigned to the job, such assignment does not necessarily constitute qualification as intended herein.

SECTION 26.02 General Rules. Overtime is to be assigned to the qualified, classified person who normally performs the job within the classification and will, at the start of each year be offered in accordance with seniority until such time as all of the employees who normally perform the job within the job classification have been given the opportunity to work or refuse overtime.

Thereafter, overtime is to be assigned to the qualified, classified employee who normally performs the job within the job classification who is lowest in overtime so that the allocation of overtime among employees normally performing the job within the job classification will be distributed as equally as possible on a yearly basis. In the event that senior employees whose turn it is to work the overtime refuse overtime, the junior qualified employee(s) normally doing the job within the job classification must accept the overtime assignment.

Rather than assign employees to work two (2) 12-hour shifts to cover twenty-four
(24) hours, after the beginning of the employees' workweek, the Company will first canvass the low qualified, classified employees to work the available overtime on a voluntary basis, then, if necessary, direct the junior qualified employees normally doing the job within the job classification. (This does not affect the Control Room deviation.)

All overtime records, used for the purpose of allocating overtime, will start as of January 1 of each year and be accumulated through and including December 31 of that year. There will be no carry-over from year to year. All overtime will be charged uniformly.

Management shall keep records of overtime assignments and will post such records and such records are to remain posted in the department and shall, as near as possible, be brought up to date daily. Should there be any defacing, tampering or unauthorized changing of such records, the Management will not be responsible for the accuracy of such records. In addition, the defacing, tampering with, or changing of such records by any unauthorized employee or employees will be cause for immediate discharge. The steward shall have the right to check such records (Overtime and Call-Ins) and shall verify them at least daily to determine if inequities exist in the distribution of overtime and to check the reason for such inequities. It shall be the duty of the steward to immediately notify the Supervisor of existing inequities and determine with the Supervisor as to what may be done to adjust such inequities.

AN ERROR IN OVERTIME ASSIGNMENT MUST BE DOCUMENTED BY A HOUSE MEMO INITIATED BY A STEWARD AND ACKNOWLEDGED BY THE SUPERVISOR. The House Memo must be submitted to the Supervisor within 72 hours of the erroneous assignment (120 hours in the case of Continuous Shift Workers) or the right to advance a claim of erroneous overtime assignment is abandoned. If a repeat violation occurs after a House Memo has been filed with the Supervisor, the employee will receive pay in lieu of the work assignment erroneously not assigned. As of January 1 of each year, the record will be clear as to such House Memos.

Employees transferred into a department or to a new job classification will be charged with average overtime hours of the employees within the same job classification doing the same job after they have completed eighty (80) hour trial period or the probationary period for new employees. Employees newly assigned to a job classification may not be assigned work overtime unless they are qualified and unless all employees of the job classification have been offered such overtime assignment first. However, new employees who have not completed the sixty (60) day probationary period may not be assigned to work overtime until all other employees of the job classification have been canvassed, after which the option is available to the Company to assign or not assign such employees.

It is the intent of the parties that this agreement on overtime shall not be used for the purpose of requiring unnecessary call-ins. It is recognized that before resorting to call-ins, the Company has the right to fill the job assignment with an available qualified employee.

It is recognized that, when an employee is temporarily assigned to another job classification, the overtime charges will be recorded in the job classification where the employee is permanently assigned.

In no event will a separate agreement relative to overtime distribution made between employees, stewards, and supervisor be recognized.

Overtime resulting from a call-in will be charged as overtime.

When overtime occurs on a job, the regular departmental employee doing the job at the time the overtime occurs will first be offered the opportunity to stay and work the overtime (regardless of his position on the overtime list) on the job unless the foreman assigns a following shift worker to relieve him. The above paragraph applies to Maintenance employees, Factory Clerks, and/or other employees specifically designated elsewhere in this Agreement.

Time and one-half shall be paid for all time in excess of eight (8) hours in any one day or for over forty (40) hours in any one week, whichever is greater. Employees will be paid one and one-half times the regular rate for work performed on Sunday. No employees will be paid both daily and weekly overtime for the same hours so worked. It is also further understood that there will not be pyramiding of premium pay in any manner.

It is also understood that the employee's first obligation is overtime assignments in his own permanent classification. The Company is not obligated to recanvass employees for overtime assignments in other classifications once the employee has refused overtime work in his permanent classification.

SECTION 26.03  PROCEDURE FOR OVERTIME CHARGES.

1.       Overtime shall be charged when:

         Employee works the overtime.

         Employee refuses overtime when it is his turn to work and someone else works the overtime.

         It is his turn to work the overtime and he is off due to illness or vacation, or absent from work for any other reason.

         An employee, other than a continuous shift worker, is scheduled to work a Saturday and receives premium pay for hours worked. The hours worked shall be charged as overtime and credited against his overtime record.

         An employee canvassed for work on a Holiday will be charged for the hours worked or refused.

2.       Overtime shall not be charged when:

         Employee is sent home by the Company due to illness or injury. The hours he is excused from work on that day only will not be charged. Union President, Vice President, Second Vice President, Secretary Treasurer, Chief Steward, Union Time Study Representative and Union Safety Representative refuse overtime due to scheduled Union-Management meeting.

         Continuous shift workers are scheduled for a 48-hour workweek once every four weeks. The 8 hours over the 40 hours will not be charged as overtime worked.

SECTION 26.04 DEVIATIONS. It is recognized that in some departments deviations from this foregoing procedure are necessary to more equally distribute overtime. Because of this, the Company and the Union have negotiated the following departmental overtime deviations:

Finishing Department (including Finishing Tool Crib)
----------------------------------------------------

1.       Tool Crib Overtime - Finishing Department
         -----------------------------------------

         a) If Threader and/or Lathe 15 and/or processing nipples is being performed, an employee will be scheduled for the Tool Crib.

         b) If salvage operations are being performed, no employee will be scheduled for the Tool Crib.

2.       Lathe 15 Overtime - Finishing Department
         ----------------------------------------

         When overtime is needed to complete setups on Lathe 15, the Lathe 15 Operator on the shift will be assigned to complete the setup unless he is replaced by an employee from the incoming shift.

         When overtime is needed to complete setups on any M & B type lathes in the Finishing Department, the operator on the job will be assigned to complete the setup unless replaced by an employee from the incoming shift.

         Weekend overtime will be offered to the senior qualified operator within the job classification who is low in overtime (regardless of who performed the job during the week). In the event all employees in the job classification are working or have refused the overtime, other qualified employees may be assigned work in the job classification. In no event will their seniority be integrated with the regular employees in the job classification on weekend assignments inasmuch as Section
         20.06 (first paragraph) applies and assignment by progression-regression (which is the method used during the week) does not apply.

It is agreed and understood that all employees covered in this deviation shall be qualified to perform the job assignments.

Graphitizing Department - Plants 2-5
------------------------------------

1. It is the intent of this deviation to equalize overtime within the job classifications and thus assign overtime to the senior classified employee who is low in overtime.

2. When overtime occurs on a job at the end of a shift and it is necessary to hold an employee over to finish a job, such overtime will be assigned to the senior classified employee working on that shift who is low in overtime.

3. An employee will not be held over to finish a job if the work is to be assigned to a following shift worker.

4. When an employee is to be scheduled to work several hours ahead of his normal shift, the senior classified employee who is low in overtime will be called first.

Graphitizing Department - Plant 1
---------------------------------

1. It is the intent of this deviation to equalize overtime within the job classifications and thus assign overtime to the senior classified employee who is low in overtime.



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


2. When overtime occurs on a job at the end of a shift and it is necessary to hold an employee over to finish a job, such overtime will be assigned to the senior classified employee working on that shift who is low in overtime.

3. An employee will not be held over to finish a job if the work is to be assigned to a following shift worker.

4. When an employee is to be scheduled to work several hours ahead of his normal shift, the senior classified employee who is low in overtime will be called first.

Control Room
------------

1. Twelve (12) hour shifts will be regularly scheduled 11:00 P.M. to 11:00 A.M., and 11:00 A.M. to 11:00 P.M. If in certain circumstances it is mutually beneficial to both parties to work other hours, they will be so scheduled.

2. Sixteen (16) hour shifts will be scheduled only when very severe attendance problems occur.

Factory Clerks
--------------

When overtime occurs on a job, the regular departmental employee doing the job at the time the overtime occurs will first be offered the opportunity to stay and work the overtime, except that among Factory Clerks (assigned to the Receiving Department) the qualified employee who is low in overtime will be assigned.

Maintenance Department
----------------------

If overtime arises after noon on Friday, the employee who is low at the time the assignment is made shall be entitled to the overtime to be worked on Friday or Saturday. The hours which he is scheduled to work overtime shall be added to the overtime list on that Friday.

Tool Crib Attendant
-------------------

1. When the Maintenance Tool Crib Attendant is operating on a two-shift basis and whenever five (5) or more Maintenance Department employees (not including the Shift Electrician, Mechanic, Mobile Maintenance, Block Area and Furnace Maintenance employees) are scheduled to work overtime, a Tool Crib Attendant will be provided.

2. If employees classified as Tool Crib Attendants do not choose to work the overtime, the Utility Man who is low in overtime will be given the overtime opportunity. In the event all the Utility Men refuse the opportunity to work the overtime, the Lubricator classification will be canvassed starting with the low man in overtime.

3. In the event overtime for the Tool Crib Attendant is required and after canvassing the incumbents, it is established that employees classified as Utility Men and Lubricators do not elect to work the overtime, the junior Tool Crib Attendant on weekends or the shift Tool Crib
         Attendant during the week will be forced to work in accordance with
         Article XXVI of the Agreement. In the event there is no one in the Tool Crib Attendant classification available and employees in the Utility Man as well as the Lubricator classification elect not to work the overtime, the junior employee in the Utility Man classification will be assigned to the overtime.

Area Skilled Craftsmen
----------------------

1. Area Skilled Craftsmen (Electricians "A" in Mill-Mix and Plant VI and Millwrights "A" in Bake, Research, Mill-Mix, Finishing and Plant VI) will be selected for various departments by:

         (a) Canvassing all qualified Skilled Craftsmen, in accordance with their seniority, for volunteers.

         (b) If, after canvassing, the senior qualified Skilled Craftsmen refuse the job opportunities, then the junior qualified employees will be assigned to fill the vacancies.

2. While the Area Skilled Craftsman's assignment will be to a specific department on a regular basis, the Area Skilled Craftsmen may be assigned other Maintenance work in the interest of the efficient and safe operation of the plant.

3. Overtime and call-in assignments for Area Skilled Craftsmen will be based on the following rules:

         (a) Area Skilled Craftsmen will have preference to overtime and call-in assignments within their assigned areas, unless such overtime occurs on a job at the end of a shift. In such a case, the employee doing the job at the time the overtime occurs will first be offered the opportunity to stay and work the overtime.

         (b) When Central Maintenance is performing a job in an area that has an assigned Area Skilled Craftsman and overtime occurs on the job at the end of the shift, Central Maintenance personnel will be canvassed for the overtime assignment. If all Central Maintenance employees refuse the overtime assignment, the Area Skilled Craftsman will be canvassed before the junior employees from Central Maintenance are assigned to work the overtime.

         (c) When overtime is required in an area that has an assigned Area Skilled Craftsman, the Area Skilled Craftsman will first be offered the assignment. If he refuses, Central Maintenance employees will be canvassed to work the overtime assignment. Should all Central Maintenance employees refuse the overtime assignment, the Area Skilled Craftsman will be required to stay and work the overtime.

         (d) When there is no overtime to be performed within the assigned area of an Area Skilled Craftsman, the Area Skilled Craftsman may be assigned to other overtime within the plant after the Central Maintenance crew has been assigned.

4. Area Skilled Craftsmen will be assigned to work holidays in accordance with the schedule of the area in which they are assigned. The determination of whether or not the Area Skilled Craftsman will work on a holiday will be made by the supervision in his assigned area.

5.       (a)      When the Area Skilled Craftsman is absent from work due to vacation or extended illness [more than one (1) week] the selection procedure for Area Skilled Craftsmen, contained in 1(a) and (b) of this Section will be utilized to determine who will fill in for the permanent Area Skilled Craftsman.

         (b) For absences of less than one (1) week, assignments will be made on a day-to-day basis to cover the absent Area Skilled Craftsman if it is determined by supervision that an Area Skilled Craftsman is required.

Side Block Area: Overtime and call-in assignments for the Side Block Area will be based on the following rules:

1. Normal complement Side Block Area employees will have preference to overtime and call-in assignments in that area.

2. When overtime is required in the Side Block Area, the normal complement employees will first be offered the assignment. If they refuse, regular classified, qualified Furnace Maintenance employees will be canvassed to work the overtime assignment. Should all regular Furnace Maintenance employees refuse the overtime assignment, the normal complement Side Block Area employees will be required to work the overtime.

3. When there is no overtime to be performed within the Side Block Area, or if the Side Block Area is not operating, the normal complement Side Block Area employees may be assigned to other overtime within the Furnace Maintenance Department after the regular Furnace Maintenance employees have been assigned.

Furnace Repair
--------------

1. For purposes of applying these Overtime Distribution provisions, Furnace Repairman "A" and "B" shall be considered as one Furnace Repairman classification and Furnace Repair Helpers "A" and "B" shall be considered as one Furnace Repair Helper classification.

2. Overtime will be offered to the employee on the job regardless of his classification. However, should the employee on the job not work the overtime, the Repairman or the Helpers will be canvassed depending on the nature of the work. In the event it is necessary to force the employees to work, the number of Furnace Repair group employees needed will be assigned from the least senior qualified employees in the Furnace Repair group.

                                  ARTICLE XXVII
                                    JURY DUTY

SECTION 27.01 The Company will pay to an employee reporting for required jury duty requiring absence from regularly scheduled work according to the following:

1. For each day served, up to ten (10), the Company will pay the employee the employee's base rate of pay.

2. For each consecutive additional day served, over ten (10), the difference between the amount received for such jury service and his lost earnings calculated using the base rate of pay.

The employee shall provide a statement from the court showing time served and payment received.

                                 ARTICLE XXVIII
                                    VALIDITY

SECTION 28.01 In the event that any applicable federal, state and/or local law is in conflict with any of the terms or conditions of this Agreement, the parties hereto agree to meet for the purpose of amending such section or provision to conform with the applicable law or any judicial interpretation thereof.

SECTION 28.02 It is recognized and agreed that this Agreement may be amended by mutual consent, in writing, between the parties hereto. All future amendments, supplements and departmental agreements reduced to writing and signed by the parties hereto shall become and will be recognized as part of this Agreement in the same manner as if incorporated herein and made a part hereto.

                                  ARTICLE XXIX
                               SCOPE OF AGREEMENT

SECTION 29.01 This Agreement and attachments constitute the entire and the sole responsibility of the Company to the employees in this bargaining unit. There are no oral agreements or tacit understanding between the parties hereto.

The parties acknowledge that during the negotiations which led to this Agreement each had the unqualified and unlimited right to bargain on all areas of collective bargaining. Therefore, each party relieves the other of any obligations it might have to bargain with the other during the term of this Agreement on matters not specifically included in this Agreement.

The above language does not preclude the Company and the Union from meeting during the term of this Agreement for the purpose of making language and other changes, provided that such changes are mutually agreed upon.

                                   ARTICLE XXX
                                TERM OF CONTRACT

SECTION 30.01 This Agreement shall remain in full force and effect for a period of sixty (60) months from JANUARY 25, 1999 UNTIL 12:01 A.M. JANUARY 26, 2004 and shall automatically renew itself for successive periods of one (1) year thereafter unless either party gives written notice to the other at least sixty
(60) days prior to the expiration date of intention to modify, amend, alter or terminate this Agreement.

SECTION 30.02 WHILE THE COMPANY HAS NO CURRENT INTENTION TO SELL OR DISPOSE OF THE ASSETS OF THE NIAGARA PLANT, IT IS AGREED THAT THE COMPANY WILL ADVISE ANY PROSPECTIVE PURCHASER OF SAID FACILITY OF THE EXISTENCE OF THIS LABOR CONTRACT. IN THE EVENT A PURCHASER RETAINED A MAJORITY OF THE EMPLOYEES IN THE BARGAINING UNIT AT THE NIAGARA PLANT, SUCH PURCHASER SHALL HAVE THE OBLIGATION TO RECOGNIZE THE UNION AS THE COLLECTIVE BARGAINING REPRESENTATIVE OF THE EMPLOYEES COVERED BY THIS LABOR CONTRACT AND SHALL NEGOTIATE IN GOOD FAITH WITH THE UNION CONCERNING THEIR TERMS AND CONDITIONS OF EMPLOYMENT.

                        THE CARBIDE/GRAPHITE GROUP, INC.
                        --------------------------------


              WALTER  E. DAMIAN                  LAWRENCE. A. BASTA
              V.P. Human Resources               Manager, Human Resources

              JOHN P. MONAGO, JR.                MILLARD E. WALCK
              V.P. & Plant Manager               Plant Controller



                            OIL, CHEMICAL AND ATOMIC
                           WORKERS INTERNATIONAL UNION
                                  LOCAL 8-23516
                                  -------------


              RICHARD SIRIANNI                   EDGAR TOWNSEND
              President, Local 8-23516           Financial Secretary

              JERRY WOODRING                     ROBERT NAREHOOD
              Secretary                          Chief Steward

              ROBERT BUTSKI                      MICHAEL WIENKE
              Vice President                     Time Study Representative

              DANIEL GILLIAM                     TERRY LEWIS
              Vice President                     Safety Representative

                                                 JOSEPH SEBASTIAN
                                                 International Representative
                                                 District 8 OCAWIU

                                   EXHIBIT #1A
                              LABOR GRADE SCHEDULE
                               NON-INCENTIVE RATES

It is agreed and understood that the wage structure for this plant is based upon job evaluation.

The present job evaluation plan shall be used in evaluating new jobs and in re-evaluating existing jobs when changes in the job content occur. In the event no agreement is reached, it is agreed it shall be handled under the Grievance Procedure.

Note: All employees who received a red circle rate on the basis of the November 1968 job evaluation program will continue to receive that rate until such time as the employee leaves the job or the job is abolished.

ANY EMPLOYEE HIRED AFTER THE EFFECTIVE DATE OF THIS AGREEMENT WILL BE PAID $3.00 (THREE DOLLARS) LESS THAN THE APPROPRIATE WAGE RATE IN THIS EXHIBIT #1A AND #1B. THEY WILL RECEIVE AN INCREASE OF $0.50 (FIFTY CENTS) FOR EACH SIX (6) MONTHS COMPLETED UNTIL HE ATTAINS THE RATE OF PAY OF THE JOB ASSIGNED. THE $0.50 (FIFTY
CENT) INCREASE WILL BE EFFECTIVE ON THE MONDAY FOLLOWING THE COMPLETION OF THE SIX (6) MONTH PERIOD. MAINTENANCE EMPLOYEES IN LABOR GRADE 1 WILL BE CONSIDERED EXEMPT FROM THIS SCHEDULE.

THE FOLLOWING JOBS MARKED WITH * WILL NO LONGER BE CONSIDERED EXEMPT FROM BUMP UNDER ARTICLE XX, SECTION 20.10 OF THIS AGREEMENT.

EFFECTIVE                                                     JANUARY 25, 1999                    JANUARY 24, 2000
---------                                                ----------------------------       ---------------------------
                                                         TRAINING          CLASSIFIED        TRAINING        CLASSIFIED
                                                           RATE               RATE             RATE             RATE
                                                           ----               ----             ----             ----
LABOR GRADE 1
Electrician "A"                                                              18.42                             18.87
Millwright "A"                                                               18.42                             18.87
Welder                                                                       18.42                             18.87
Industrial Truck Mechanic                                                    18.42                             18.87
Master Tool Grinder                                       18.11              18.26             18.56           18.71


LABOR GRADE 2
Control Operator                                          16.42              16.64             16.87           17.09
Furnace Repairman "A"                                                        16.63                             17.08

LABOR GRADE 3
Bake Firing Operator "A"                                                     16.15                             16.60
Utility Furnace Repairman                                                    16.15                             16.60

LABOR GRADE 4
Furnace Repairman "B"                                                        15.85                             16.30

LABOR GRADE 5
Furnace Patrolman "A"                                                        15.69                             16.14

LABOR GRADE 6
Lubrication Mechanic                                                         15.59                             16.04
Bake General Utility Operator *                           15.49              15.59             15.94           16.04
Pitch Impregnator Operator                                                   15.59                             16.04
Special Product Processor "A"                                                15.59                             16.04
Final Inspector                                                              15.59                             16.04
Salvage Inspector                                                            15.59                             16.04

LABOR GRADE 7
Tool Grinder                                              15.37              15.49             15.82           15.94
MM&E Utility Operator *                                   15.39              15.49             15.84           15.94
Utility Person (Maintenance)                                                 15.49                             15.94

             JANUARY 22, 2001                           JANUARY 21, 2002                        JANUARY 20, 2003
       -------------------------------           ------------------------------           --------------------------
       TRAINING             CLASSIFIED           TRAINING            CLASSIFIED           TRAINING        CLASSIFIED
         RATE                  RATE                RATE                 RATE                RATE             RATE
         ----                  ----                ----                 ----                ----             ----
                              19.32                                    19.77                                 20.17
                              19.32                                    19.77                                 20.17
                              19.32                                    19.77                                 20.17
                              19.32                                    19.77                                 20.17
        19.01                 19.16               19.46                19.61               19.86             20.01



        17.32                 17.54               17.77                17.99               18.17             18.39
                              17.53                                    17.98                                 18.38


                              17.05                                    17.50                                 17.90
                              17.05                                    17.50                                 17.90


                              16.75                                    17.20                                 17.60


                              16.59                                    17.04                                 17.44


                              16.49                                    16.94                                 17.37
        16.39                 16.49               16.84                16.94               17.24             17.37
                              16.49                                    16.94                                 17.37
                              16.49                                    16.94                                 17.37
                              16.49                                    16.94                                 17.37
                              16.49                                    16.94                                 17.37

        16.27                 16.39               16.72                16.84               17.12             17.24
        16.27                 16.39               16.72                16.84               17.12             17.24
                              16.39                                    16.84                                 17.24

EFFECTIVE                                                    JANUARY 25, 1999                JANUARY 24, 2000
---------                                              ---------------------------       --------------------------
                                                       TRAINING         CLASSIFIED       TRAINING        CLASSIFIED
                                                         RATE              RATE            RATE             RATE
                                                         ----              ----            ----             ----
LABOR GRADE 8
Forklift Operator "A"  *                                                  15.37                            15.82
  (Inside & Outside Stock)
Furnace Repairman Helper "A"                                              15.37                            15.82
Payloader Operator "A" *                                15.29             15.37           15.74            15.82
Product Processor *                                     15.29             15.37           15.74            15.82
Salvage Operator                                        15.29             15.37           15.74            15.82
Tool Crib Attendant  (Finish.)                                            15.37                            15.82
Tool Crib Attendant  (Maint.) *                                           15.37                            15.82
Special Product Processor "B"                           15.29             15.37           15.74            15.82
Utility Operator  (Plant I)                                               15.37                            15.82

LABOR GRADE 9
Waste Materials Handler                                 15.29             15.37           15.74            15.82
Bake Firing Operator "B"                                15.19             15.29           15.64            15.74
Crane Operator "B"                                      15.19             15.29           15.64            15.74
Furnace Patrolman "B"                                   15.19             15.29           15.64            15.74
Pitch Impregnation Helper                               15.19             15.29           15.64            15.74


LABOR GRADE 10
Furnace Repairman Helper "B"                                              15.19                            15.64
Payloader Operator "B"                                  15.13             15.19           15.58            15.64
Bake Firing Operator "C"                                15.13             15.19           15.58            15.64
Furnace Material Handler                                15.13             15.19           15.58            15.64
Forklift Operator (Bulk Stores)                         15.13             15.19           15.58            15.64

LABOR GRADE 11
Forklift Operator "B"                                   15.07             15.13           15.52            15.58
  (Inside & Outside Stock)
Truck Driver                                            15.07             15.13           15.52            15.58

LABOR GRADE 12
Unloader Cars  (Bulk Stores)                            15.07             15.13           15.52            15.58
Office Janitor & Plant                                                    15.07                            15.52
Street Sweeper                                                            15.07                            15.52

LABOR GRADE 13
General Labor  (All Depts.)                                               15.03                            15.48
Material Handler-Janitor  (Finishing)
                                                                          15.03                            15.48

             JANUARY 22, 2001                           JANUARY 21, 2002                       JANUARY 20, 2003
       --------------------------------           -----------------------------           --------------------------
       TRAINING              CLASSIFIED           TRAINING           CLASSIFIED           TRAINING        CLASSIFIED
         RATE                   RATE                RATE                RATE                RATE             RATE
         ----                   ----                ----                ----                ----             ----
                                16.27                                  16.72                                 17.12

                                16.27                                  16.72                                 17.12
        16.19                   16.27               16.64              16.72               17.04             17.12
        16.19                   16.27               16.64              16.72               17.04             17.12
        16.19                   16.27               16.64              16.72               17.04             17.12
                                16.27                                  16.72                                 17.12
                                16.27                                  16.72                                 17.12
        16.19                   16.27               16.64              16.72               17.04             17.12
        16.19                   16.27               16.64              16.72               17.04             17.12


        16.19                   16.27               16.64              16.72               17.04             17.12
        16.09                   16.19               16.54              16.64               16.94             17.04
        16.09                   16.19               16.54              16.64               16.94             17.04
        16.09                   16.19               16.54              16.64               16.94             17.04
        16.09                   16.19               16.54              16.64               16.94             17.04



                                16.09                                  16.54                                 16.94
        16.03                   16.09               16.48              16.54               16.88             16.94
        16.03                   16.09               16.48              16.54               16.88             16.94
        16.03                   16.09               16.48              16.54               16.88             16.94
        16.03                   16.09               16.48              16.54               16.88             16.94


        15.97                   16.03               16.42              16.48               16.82             16.88

        15.97                   16.03               16.42              16.48               16.82             16.88


        15.97                   16.03               16.38              16.48               16.78             16.88
                                15.97                                  16.42                                 16.82
                                15.97                                  16.42                                 16.82


                                15.93                                  16.38                                 16.78

                                15.93                                  16.38                                 16.78

EFFECTIVE                                                         JANUARY 25, 1999
---------                                                   ---------------------------
                                                            6 MO                  12 MO                 18 MO
                                                            ----                  -----                 -----
Factory Clerks **                    15.49                 15.58                  15.63                 15.69



EFFECTIVE                                                         JANUARY 24, 2000
---------                                                   ---------------------------
                                                            6 MO                  12 MO                 18 MO
                                                            ----                  -----                 -----
Factory Clerks **                    15.94                 16.03                  16.08                 16.14




EFFECTIVE                                                         JANUARY 22, 2001
---------                                                   ---------------------------
                                                            6 MO                  12 MO                 18 MO
                                                            ----                  -----                 -----
Factory Clerks **                    16.39                 16.48                  16.53                 16.59




**  (Not evaluated for Pay Rates)

EFFECTIVE                                                         JANUARY 21, 2002
---------                                                   ---------------------------
                                                            6 MO                  12 MO                 18 MO
                                                            ----                  -----                 -----
Factory Clerks **                    16.84                 16.93                  16.98                 17.04




EFFECTIVE                                                         JANUARY 20, 2003
---------                                                   ---------------------------
                                                            6 MO                  12 MO                 18 MO
                                                            ----                  -----                 -----
Factory Clerks **                    17.24                 17.33                  17.38                 17.44




**  (Not evaluated for Pay Rates)

                                   EXHIBIT 1B
                      LABOR GRADE SCHEDULE INCENTIVE RATES


EFFECTIVE                                                 JANUARY 25, 1999                   JANUARY 24, 2000
---------                                           ----------------------------         -------------------------
                                                    TRAINING          CLASSIFIED         TRAINING       CLASSIFIED
                                                      RATE               RATE              RATE            RATE
                                                      ----               ----              ----            ----
LABOR GRADE 1                                                           16.27                              16.72

LABOR GRADE 2                                                           15.98                              16.43

LABOR GRADE 3                                                           15.77                              16.22

LABOR GRADE 4                                                           15.47                              15.92

LABOR GRADE 5                                                           15.31                              15.76

LABOR GRADE 6
Lathe 15 Operator "A"                                                   15.21                              15.66
Ring Fce. Processor-NC Crane                                            15.21                              15.66

LABOR GRADE 7
Lathe 15 Operator "B"                                14.99              15.10             15.44            15.55
M&B Threader                                         14.99              15.10             15.44            15.55
Niigata Threader                                     14.99              15.10             15.44            15.55
Dow Threader                                         14.99              15.10             15.44            15.55
Shipper "A"                                          14.99              15.10             15.44            15.55

LABOR GRADE 8
Crane Operator "A"                                                      14.99                              15.44
Threader                                             14.91              14.99             15.36            15.44
Utility Operator  (Pl. VI)  *                        14.91              14.99             15.36            15.44

                                   EXHIBIT 1B
                      LABOR GRADE SCHEDULE INCENTIVE RATES


            JANUARY 22, 2001                        JANUARY 21, 2002                        JANUARY 20, 2003
      ------------------------------          ----------------------------           -----------------------------
      TRAINING            CLASSIFIED          TRAINING          CLASSIFIED           TRAINING           CLASSIFIED
        RATE                 RATE               RATE               RATE                RATE                RATE
        ----                 ----               ----               ----                ----                ----
                             17.17                                 17.62                                   18.02

                             16.88                                 17.33                                   17.73

                             16.67                                 17.12                                   17.52

                             16.37                                 16.82                                   17.22

                             16.21                                 16.66                                   17.06


                             16.11                                 16.56                                   16.96
                             16.11                                 16.56                                   16.96


       15.89                 16.00              16.34              16.45              16.74                16.85
       15.89                 16.00              16.34              16.45              16.74                16.85
       15.89                 16.00              16.34              16.45              16.74                16.85
       15.89                 16.00              16.34              16.45              16.74                16.85
       15.89                 16.00              16.34              16.45              16.74                16.85


                             15.89                                 16.34                                   16.74
       15.81                 15.89              16.26              16.34              16.66                16.74
       15.81                 15.89              16.26              16.34              16.66                16.74

                                   EXHIBIT 1B
                      LABOR GRADE SCHEDULE INCENTIVE RATES

EFFECTIVE                                                JANUARY 25, 1999                  JANUARY 24, 2000
---------                                           --------------------------        ---------------------------
                                                    TRAINING        CLASSIFIED        TRAINING         CLASSIFIED
                                                      RATE             RATE             RATE              RATE
                                                      ----             ----             ----              ----
LABOR GRADE 9
Crane Operator "B"                                    14.80           14.91             15.25             15.36
Loader & Unloader  (Bake)                             14.80           14.91             15.25             15.36
Ring Furnace Processor                                14.80           14.91             15.25             15.36
Machine Operator  (Finishing)                         14.80           14.91             15.25             15.36
Elec. & Nip. Assembler                                14.80           14.91             15.25             15.36
OD Operator                                           14.80           14.91             15.25             15.36

LABOR GRADE 10
Furnace Processor                                     14.74           14.80             15.19             15.25
Electrode Bundler Lathe 15                            14.74           14.80             15.19             15.25
Utility Helper  (Pl. VI)                              14.74           14.80             15.19             15.25

LABOR GRADE 11


LABOR GRADE 12
Bagging Dust  (Finishing)                             14.65           14.69             15.10             15.14
Miscellaneous Shipper                                 14.65           14.69             15.10             15.14
Bundler  (Outside Stock)                              14.65           14.69             15.10             15.14

LABOR GRADE 13                                                        14.65                               15.10

                                   EXHIBIT 1B
                      LABOR GRADE SCHEDULE INCENTIVE RATES

          JANUARY 22, 2001                          JANUARY 21, 2002                         JANUARY 20, 2003
     ------------------------------          ------------------------------           ----------------------------
     TRAINING            CLASSIFIED          TRAINING            CLASSIFIED           TRAINING          CLASSIFIED
       RATE                 RATE               RATE                 RATE                RATE               RATE
       ----                 ----               ----                 ----                ----               ----
       15.70               15.81               16.15               16.26               16.55              16.66
       15.70               15.81               16.15               16.26               16.55              16.66
       15.70               15.81               16.15               16.26               16.55              16.66
       15.70               15.81               16.15               16.26               16.55              16.66
       15.70               15.81               16.15               16.26               16.55              16.66
       15.70               15.81               16.15               16.26               16.55              16.66


       15.64               15.70               16.09               16.15               16.49              16.55
       15.64               15.70               16.09               16.15               16.49              16.55
       15.64               15.70               16.09               16.15               16.49              16.55





       15.55               15.59               16.00               16.04               16.40              16.44
       15.55               15.59               16.00               16.04               16.40              16.44
       15.55               15.59               16.00               16.04               16.40              16.44

                           15.55                                   16.00                                  16.40

                                    EXHIBIT 2
                                APPRENTICE RATES


                           EFFECTIVE          EFFECTIVE           EFFECTIVE           EFFECTIVE          EFFECTIVE
                            1/25/99            1/24/00             1/22/01             1/21/02            1/20/03
                            -------            -------             -------             -------            -------
STARTING
RATE                         16.67              17.12               17.57               18.02              18.42

06TH MONTH                   16.89              17.34               17.79               18.24              18.64

12TH MONTH                   17.11              17.56               18.01               18.46              18.86

18TH MONTH                   17.33              17.78               18.23               18.68              19.08

24TH MONTH                   17.55              18.00               18.45               18.90              19.30

30TH MONTH                   17.77              18.22               18.67               19.12              19.52

36TH MONTH                   17.99              18.44               18.89               19.34              19.74

42ND MONTH                   18.21              18.66               19.11               19.56              19.96

48TH MONTH                   18.42              18.87               19.32               19.77              20.17
("A" RATE)

                                    EXHIBIT 3
                            JOB CLASSIFICATION GROUPS

                                     GROUP I
                                   MAINTENANCE

Apprentice Electrician
Apprentice Millwright
Apprentice Welder
Electrician "A"
Furnace Repairman "A"
Furnace Repairman "B"
Furnace Repairman Helper "A"
Furnace Repairman Helper "B"
Lubrication Mechanic
Maintenance Utility Man
Millwright "A"
Tool Crib Attendant  (Maintenance)
Utility Furnace Repairman
Welder 1st Class


                                    GROUP II
                                    FINISHING

Bagger-Dust  (Finishing)
Electrode Bundler Lathe 15
Machine Operator
Lathe 15 Operator "A"
Lathe 15 Operator "B"
Master Tool Grinder
Material Handler-Janitor  (Finishing)
M&B Threader
Salvage Operator
Threader
Tool Crib Attendant  (Finishing)
Tool Grinder
Dow Threader
Nigata-Threader
O.D. Operator
Final Inspector
Salvage Inspector
Electrode & Nipple  (Preset)

                                    GROUP III
                                   BULK STORES

Car Unloader  (Bulk Stores)
Forklift Operator  (Bulk Stores)
Payloader Operator "A"
Payloader Operator "B"
Street Sweeper
Truck Driver
Waste Material Handler

                                    GROUP IV
                                  CONTROL ROOM

Control Operator
Furnace Patrol "A"
Furnace Patrol "B"

                                     GROUP V
                               PITCH IMPREGNATION

P.I. Operator
P.I. Helper

                                    GROUP VI
                                      BAKE

Bake Firing Operator "A"
Bake Firing Operator "B"
Bake Firing Operator "C"
Bake General Utility Operator
Crane Operator "A"
Crane Operator "B"
Janitor (Bake)
Loader & Unloader (Bake)

                                   GROUP VII*
                                      GRAPH

Crane Operator "A"
Crane Operator "B"
Furnace Material Handler
Furnace Processor
Janitor  (Graph)
Product Processor

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                                   GROUP VIII
                                    MILL MIX

Mill Mix & Extrusion Utility Operator
Janitor  (Mill Mix)
                                    GROUP IX*
                                      STOCK

Bundler  (Outside Stock)
Forklift Operator "A"  (Inside Stock)
Forklift Operator "B"  (Inside Stock)
Forklift Operator "A"  (Outside Stock)
Forklift Operator "B"  (Outside Stock)

                                     GROUP X
                                    SHIPPING

Forklift Operator "A"  (Shipping)
Shipper "A"
Shipper "B"
Miscellaneous Shipper

                                    GROUP XI
                                     PLANT I

Special Product Processor "A"
Special Product Processor "B"
Utility Operator (Plant 1)
Crane Operator "A"
Crane Operator "B"

                                    GROUP XII
                                     JANITOR

Janitor

                                   GROUP XIII
                                     CLERKS

Clerks
                                    GROUP XIV
                                    PLANT VI

Utility Helper  (Plant 6)
Utility Operator  (Plant 6)
Janitor


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*    These Job Classification Groups are to be considered as smaller sub-groups for the purpose of bidding. In the case of the sub-groups set forth below, the selection of bidders shall be one (1) from the sub-group, or if there is no successful bidder from the sub-group, two (2) from the Job Classification Group (department), or if there is no successful bidder from the Job Classification Group, three (3) from the plant. The sub-groups are:


                                                     Stock
                                                     -----

                                                     Inside Stock
                                                     Outside Stock



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